Exhibit 4.1

EXECUTION VERSION

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
and
AVIV HEALTHCARE CAPITAL CORPORATION,
as Issuers,
AVIV REIT, INC.,
as Parent and a Guarantor,
the other GUARANTORS named herein,
as Guarantors,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of February 4, 2011
7 3/4% Senior Notes due 2019

CROSS-REFERENCE TABLE

Trust Indenture Act	Indenture
Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10; 12.02
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.05; 4.15; 12.02
(b)	N.A.
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 12.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(c)	12.01

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE dated as of February 4, 2011, among Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Aviv REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, each of the other Guarantors named herein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).
          The Issuers have duly authorized the creation of an issue of 7 3/4% Senior Notes due 2019 and, to provide therefor, the Issuers, the Parent and the other Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers and the Guarantors have been done.
THIS INDENTURE WITNESSETH
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE ONE
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions. Set forth below are certain defined terms used in this Indenture.
          “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.
          “Acquisition Line” means the $100 million revolving credit line under a credit agreement dated as of September 17, 2010, among Aviv Financing I, L.L.C., as the parent borrower, the other borrowers named therein, General Electric Capital Corporation, as administrative agent and a lender, and the other lenders named therein.
          “Adjusted Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):
     (1) Consolidated Interest Expense;
     (2) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;
     (3) depreciation and amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);
     (4) the amount of integration costs deducted (and not added back) in such period in computing Adjusted Consolidated Net Income, including any one-time direct transaction or restructuring costs incurred in connection with acquisitions, not to exceed for any period 10% of Adjusted Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Adjusted Consolidated EBITDA but before giving effect to the costs described in this clause (4));
     (5) proceeds from any business interruption insurance;
     (6) any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;
     (7) all extraordinary or non-recurring non-cash gain or loss or expense, together with any related provision for taxes; and
     (8) all other non-cash items (other than deferred rental loss) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long-lived assets pursuant to GAAP, less all non-cash items (other than deferred rental income) increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in conformity with GAAP.
Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Adjusted Consolidated Net Income to compute Adjusted Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

          “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
          “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Parent or charges resulting from the redemption of preferred stock of the Parent) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:
     (1) the net income of any Person, other than the Parent or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or any of its Restricted Subsidiaries by such Person during such period;
     (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided, however, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (3) the cumulative effect of a change in accounting principles;
     (4) costs associated with initiating public company reporting, including compliance with the Sarbanes-Oxley Act of 2002, not to exceed an aggregate of $5,000,000;
     (5) any after-tax gains or losses attributable to Asset Sales; and
     (6) all extraordinary gains and extraordinary losses.

          “Adjusted Funds From Operations” for any period means Adjusted Consolidated Net Income for such period, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was added or deducted, as applicable, in calculating such Adjusted Consolidated Net Income):
     (1) gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;
     (2) non-cash asset impairment charges;
     (3) non-cash charges related to redemptions of Preferred Stock of the Parent;
     (4) any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;
     (5) the amortization of financing fees and the write-off of financing costs;
     (6) deferred rental income (loss); and
     (7) any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.
          “Adjusted Total Assets” means, for any Person, the sum of:
     (1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and
     (2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.
          “Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after February 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated by the Issuers on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.
          “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on February 15, 2015 plus (ii) all required remaining scheduled interest payments due on such Note through February 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.
          “Asset Acquisition” means:
     (1) an investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or
     (2) an acquisition by the Parent or any of its Restricted Subsidiaries from any other Person of assets that constitute all or substantially all of a division or line of business, or one or more properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.
          “Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent, the Issuers or another Restricted Subsidiary, of:

     (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or
     (2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Parent or any of its Restricted Subsidiaries.
          “Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Parent or any of its Restricted Subsidiaries to any Person other than the Parent, the Issuers or any of their Restricted Subsidiaries of:
     (1) all or any of the Capital Stock of any Restricted Subsidiary of the Parent;
     (2) all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Restricted Subsidiaries; or
     (3) any property and assets of the Parent or any of its Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Section 5.01;
provided, however, that “Asset Sale” shall not include:
     (1) the lease or sublease of any Real Estate Asset;
     (2) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;
     (3) the sale, conveyance, transfer, disposition or other transfer of all or substantially all of the assets of the Parent as permitted under Section 5.01;
     (4) the license or sublicense of intellectual property or other general intangibles;
     (5) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by the Parent after giving effect to such issuance is at least equal to the percentage interest prior to such issuance;
     (6) any issuance of Capital Stock (other than Disqualified Stock) by the Parent or the Issuers in order to acquire assets used or useful in a Permitted Business;

     (7) the surrender or waiver of contract rights or the settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
     (8) any Restricted Payment permitted by Section 4.09 or that constitutes a Permitted Investment;
     (9) sales, transfers or other dispositions of assets with a fair market value not in excess of $5,000,000 in any transaction or series of related transactions;
     (10) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 4.11(c)(2);
     (11) sales or other dispositions of cash or Temporary Cash Investments;
     (12) the creation, granting, perfection or realization of any Lien permitted under this Indenture;
     (13) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Parent and its Restricted Subsidiaries, taken as a whole;
     (14) any transfer or other disposition constituting a taking, seizure, condemnation or other eminent domain proceedings; and
     (15) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Parent or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

          “Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:
     (1) the sum of the products of:
(x)	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(y)	the amount of such principal payment; by
     (2) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.
     “Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, and including options, warrants and other rights to purchase such shares, interests, participations or other equivalents, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. For clarity purposes, GAAP for purposes of this definition shall be deemed GAAP as in effect on the date of this Indenture.
     “Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Change of Control” means the occurrence of one or more of the following events:
     (1) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) (other than to a Permitted Holder, the Parent or its Restricted Subsidiaries); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;
     (2) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Holder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Parent on a fully diluted basis;
     (3) the approval by the holders of Capital Stock of the Parent of any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with the provisions of this Indenture); or
     (4) individuals who on the Issue Date constitute the Board of Directors of the Parent (together with any new or replacement directors whose election by the Board of Directors of the Parent or whose nomination by the Board of Directors of the Parent for election by the Parent’s shareholders was (a) approved by a vote of at least a majority of the members of the Board of Directors of the Parent then still in office who either were members of the Board of Directors of the Parent on the Issue Date or whose election or nomination for election was so approved or (b) made in accordance with any voting agreement to which the Parent is then a party and which was in effect on the Issue Date) cease for any reason to constitute a majority of the members of the Board of Directors of the Parent then in office.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to February 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to February 15, 2015.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such redemption date.
          “Common Units” means the common units of the Partnership, each having the rights and obligations set forth in the Partnership’s limited partnership agreement, as such agreement may be amended from time to time.
          “Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Parent and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):
     (1) the interest portion of any deferred payment obligations;
     (2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;
     (3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Parent or any of its Restricted Subsidiaries; and
     (4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Restricted Subsidiaries;
excluding, to the extent included in interest expense above, (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP and (B) (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees (but not revolving loan commitment fees) and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements.
          “Corporate Trust Office” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers), and for place of payment and where the Notes may be presented or surrendered for registration of transfer pursuant to Section 2.03 hereof means The Bank of New York Mellon located at 111 Sanders Creek Parkway, East Syracuse, NY 13057, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be administered.
          “Credit Agreement” means the Credit Agreement to be dated on or about the Issue Date, by and among the Restricted Subsidiaries of the Parent now or hereafter party thereto as borrowers or guarantors, the Parent as guarantor, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).
          “Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement, Term Loan or Acquisition Line), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Parent, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
          “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
     (1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;
     (2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock), or
     (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;
provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.07 and 4.11 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Disqualified Stock shall not include Common Units.
          “Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or any successor entity of the Parent permitted pursuant to this Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
          “Exchange Offer” means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Securities.
          “Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

          “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Subsidiaries in existence on the date of this Indenture until such amounts are repaid.
          “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article Four of this Indenture, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $20,000,000 shall be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination shall be conclusive.
          “Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15 (or if no such reports have yet been required to be filed with the SEC, for which internal financial statements are available).
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as in effect on the date of this Indenture.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or
     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor” means the Parent and each Subsidiary Guarantor.
          “Guaranty” or “Guaranties” means a Guaranty by each Guarantor for payment of the Notes by such Guarantor.
          “Holder” means any registered holder on the books of the Registrar, from time to time, of the Notes.
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);
     (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
     (5) all Capitalized Lease Obligations and Attributable Debt;

     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;
     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and
     (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:
     (1) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;
     (2) Indebtedness shall not include any liability for foreign, Federal, state, local or other taxes;
     (3) Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and
     (4) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “interest” means, unless the context otherwise requires, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

          “Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
(x)	the aggregate amount of Adjusted Consolidated EBITDA for the then applicable Four Quarter Period to

(y)	the aggregate Consolidated Interest Expense during such Four Quarter Period.
          In making the foregoing calculation,
     (1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
     (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
     (3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;
     (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Parent or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;
     (5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and
     (6) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Parent may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
          “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

          “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Parent and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:
     (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and
     (2) the fair market value of the Capital Stock (or any other Investment), held by the Parent or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;
provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09:
     (i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;
     (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and
     (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.
          “Investment Grade Status” means, with respect to the Parent or the Issuers, when the Notes have both (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P (or, if either such agency ceases to rate the Notes for reasons outside the control of the Parent, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Parent as a replacement agency), in each case published by the applicable agency.

          “Issue Date” means February 4, 2011.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means:
     (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of:
     (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;
     (ii) provisions for all taxes actually paid or payable as a result of such Asset Sale by the Parent and its Restricted Subsidiaries, taken as a whole, after taking into account any available tax credits or deductions and any tax sharing arrangements;
     (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;
     (iv) so long as after giving pro forma effect to any such distribution (A) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets and (B) no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order for Parent to maintain its status as a REIT and any related pro rata distributions to holders of the Partnership’s Capital Stock; and
     (v) amounts reserved by the Parent and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and
     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.
          “Non-U.S. Person” means any Person that is not a “U.S. Person,” as such term defined in Regulation S.
          “Notes” means, collectively, the Issuers’ 7 3/4% Senior Notes due 2019 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Securities, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.
          “Offer to Purchase” means an offer to purchase Notes by the Issuers from the Holders commenced by sending a notice to the Trustee and each Holder electronically or by first class mail at its registered address or otherwise in accordance with the procedures of the Depository stating:
     (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered shall be accepted for payment on a pro rata basis;
     (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);
     (3) that any Note not tendered shall continue to accrue interest pursuant to its terms;
     (4) that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled

“Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or otherwise in accordance with the Depository’s applicable procedures prior to the close of business on the Business Day immediately preceding the Payment Date;
     (6) that Holders shall be entitled to withdraw their election by using the ATOP system (or any successor or equivalent system) in accordance with the Depository’s applicable procedures or if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter or instruction to the Depository, as applicable, setting forth the name of such Holder, the principal amount of Notes delivered for purchase and, if applicable, a statement that such Holder is withdrawing his election to have such Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
          On the Payment Date, the Issuers shall:
     (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
     (ii) deposit with the Paying Agent no later than 11:00 a.m. New York City time money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and
     (iii) promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.
          The Paying Agent shall promptly wire to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered (and in the case of Notes held in book entry form, the Trustee shall hold such Global Notes as custodian for the Depository); provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

          “Offering Memorandum” means the Final Offering Memorandum dated January 27, 2011 pursuant to which the Notes issued on the Issue Date were offered to investors.
          “Officer” means any of the following with respect to any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary or any Assistant Secretary of such Person.
          “Officer’s Certificate” means a certificate signed by an Officer of the Parent, each of the Issuers or a Subsidiary Guarantor, as applicable.
          “Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of, or counsel to, the Parent, the Issuers or a Guarantor.
          “Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with, or senior in right of payment to, the Notes or the Guaranty thereof by such Guarantor, as applicable, including Indebtedness outstanding under the Credit Agreement, the Acquisition Line and the Term Loan.
          “Partnership” means Aviv Healthcare Properties Limited Partnership.
          “Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent and its Restricted Subsidiaries are engaged or propose to be engaged in (as described in the Offering Memorandum) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.
          “Permitted Holders” means LG Aviv L.P. (and any other investment fund that is an Affiliate of Lindsey Goldberg LLC) and Craig Bernfield.
          “Permitted Investment” means:
     (1) (a) an Investment in the Parent or any of its Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Parent or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer, and provided further that such Investment was not an Investment in any Subordinated Subsidiary Guarantor consisting of any Real Estate Assets in existence on the Issue Date of any of the Issuers or the Senior Guaranty Subsidiaries;

     (2) investments in cash and Temporary Cash Investments;
     (3) Investments made by the Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 or from any other disposition or transfer of assets not constituting an Asset Sale;
     (4) Investments represented by Guarantees that are otherwise permitted under this Indenture;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
     (6) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;
     (7) any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or the Partnership, which the Parent or the Partnership did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;
     (8) any Investment existing on the Issue Date;
     (9) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause and all Indebtedness then outstanding pursuant to Section 4.08(d)(15), not to exceed the greater of $20,000,000 and 2.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Adjusted Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);
     (10) obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under this Indenture;
     (11) Permitted Mortgage Investments;
     (12) any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.12(b) (except transactions pursuant to Sections 4.12(b)(1), (5), (9) and (10));

     (13) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
     (14) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (15) any Investment acquired by the Parent or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (16) any Investment consisting of a loan or advance to officers, directors or employees of the Parent or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) made in the ordinary course of business not to exceed $2,500,000 at any one time outstanding;
     (17) any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Parent and any of its Restricted Subsidiaries in connection with such plans; and
     (18) additional Investments not to exceed the greater of $25,000,000 and 2.5% of Adjusted Total Assets at any time outstanding.
          “Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, independent living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

          “Permitted Refinancing Indebtedness” means:
     (A) any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (including Acquired Indebtedness) of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has:
          (a) a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (y) the date that is 91 days after the maturity of the Notes, and
          (b) an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days more than the Average Life of the Notes;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Guaranty on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Guaranty, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guaranty; and
     (5) such Indebtedness is incurred either (a) by the Parent, an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.
          “principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.
          “Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.
          “Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent.
          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
          “Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.
          “Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.
          “Real Estate Revenues” means, with respect to any Real Estate Asset of Parent and its Restricted Subsidiaries owned as of December 31, 2010, the annualized rental revenues for such Real Estate Asset, calculated based on the monthly rental revenue for such Real Estate Asset as of December 31, 2010 and assuming such Real Estate Asset had been held by the Parent and its Restricted Subsidiaries during the four-quarter period ended December 31, 2010, all as set forth on Schedule A attached hereto.
          “Real Property Non-Guarantor Subsidiary” means any Restricted

Subsidiary that holds a real estate asset that is subject to a mortgage the terms of which prohibit such Restricted Subsidiary from entering into Guarantees of other Indebtedness.
          “Record Date” means the applicable Record Date specified in the Notes.
          “Redeemable Cumulative Preferred Stock” means the 12.5% Series A Redeemable Cumulative Preferred Stock of the Parent existing on the Issue Date having a maximum liquidation preference of $125,000.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.
          “Reference Treasury Dealer” means each of Banc of America Securities LLC and its successors and assigns, Morgan Stanley & Co. Incorporated and its successors and assigns and RBC Capital Markets, LLC and its successors and assigns.
          “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of February 4, 2011, among the Parent, the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as representative of the several initial purchasers party thereto), as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.
          “Regulation S” means Regulation S under the Securities Act.
          “Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
          “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
          “Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, any reference herein to a “Restricted Subsidiary” shall be to a Restricted Subsidiary of the Issuers. For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of the Parent for purposes of this Indenture.
          “Rule 144A” means Rule 144A under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services and its successors.
          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Restricted Subsidiary of any property, whether owned by the Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Parent or any of its Restricted Subsidiaries.
          “Senior Guaranty Subsidiaries” means all Subsidiary Guarantors other than the Subordinated Subsidiary Guarantors.
          “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.
          “Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
          “Stated Maturity” means:
     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable;
provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Subsidiary Guarantors” means (i) the Subsidiary Guarantors that are borrowers or guarantors in respect of the Acquisition Line or the Term Loan on the Issue Date plus (ii) any Subsidiary Guarantors that become borrowers or guarantors in respect of the Acquisition Line or the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) in the future in connection with acquisitions or other investments but, in case of this clause (ii), excluding any Restricted Subsidiaries of the Issuers in existence on the Issue Date that are not party to the credit agreement governing the Acquisition Line or the Term Loan on the Issue Date.
          “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
          “Subsidiary Guarantors” means (i) each Subsidiary of the Issuers on the Issue Date, including the Senior Guaranty Subsidiaries and the Subordinated Subsidiary Guarantors, but excluding the Real Property Non-Guarantor Subsidiaries, and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.
          “Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.
          “Temporary Cash Investment” means any of the following:
     (1) United States dollars;
     (2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;
     (3) time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the

United States of America or any state or jurisdiction thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;
     (5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any state or jurisdiction thereof with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;
     (6) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and
     (7) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition.
          “Term Loan” means the $405 million term loan under a credit agreement dated as of September 17, 2010, among Aviv Financing I, L.L.C., as the parent borrower, the other borrowers named therein, General Electric Capital Corporation, as administrative agent and a lender, and the other lenders named therein.
          “Total Assets” means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of December 31, 2010, the Real Estate Revenues specified for such Real Estate Assets, divided by 0.0975, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after December 31, 2010 that are then owned by such Person or any of its Restricted Subsidiaries, plus (iii) the book value of all assets (excluding Real Estate Assets, intangibles and deferred rent receivable) of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.
          “Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.
          “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “Unrestricted Subsidiary” means
     (1) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          Except during a Suspension Period, the Board of Directors of the Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries; provided, however, that:
     (i) any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;
     (ii) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09; and
     (iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) of this proviso would be permitted under Section 4.08 and Section 4.09.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:
(x)	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(y)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.
          Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          “Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.
          “U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.
          “U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
          “U.S. Person” has the meaning assigned to such term in Regulation S.
          “U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.
          “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. Other Definitions.

Term	Defined in Section
“144A Global Note”	2.01
“Additional Notes”	2.02
“Authentication Order”	2.02
“Covenant Defeasance”	8.02
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Global Note”	2.01
“Guaranteed Indebtedness”	4.14
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Issuer” or “Issuers”	Preamble
“Legal Defeasance”	8.02
“Participants”	2.15
“Paying Agent”	2.03
“Physical Notes”	2.01
“purchase”	4.09	(a)(3)
“Refunding Capital Stock”	4.09	(c)(3)
“Registrar”	2.03
“Regulation S Global Note”	2.01
“Restricted Payments”	4.09
“Reversion Date”	4.16
“Suspension Period”	4.16
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes.
          “obligor” on the indenture securities means the Issuers, any Guarantor or any other obligor on the Notes.
          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (6) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;
     (7) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (8) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
     (9) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (10) the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;
     (11) all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified;
     (12) references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires; and
     (13) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to Section 1 of the Notes.
ARTICLE TWO
The Notes
          SECTION 2.01. Form and Dating. The Notes and the Trustee’s

certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication and show the date of its authentication.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.
          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form of Exhibit A (the “Regulation S Global Note” and, together with the 144A Global Note, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.
          Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.
          The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).
          Additional Notes ranking pari passu with the Initial Notes (as defined in Section 2.02) may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.08. Except as described under Article Nine, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. With respect to any Additional Notes issued subsequent to the date of this Indenture notwithstanding anything else herein, (1) all references in Exhibit A herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in Exhibit A and elsewhere in this Indenture to the Exchange Offer and Exchange Securities, and any other term related thereto, shall be to such terms as they are defined in such registration rights agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes and (4) any Additional Interest may, if set forth in the Registration Rights Agreement, be paid to the holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein.
          SECTION 2.02. Execution, Authentication and Denomination; Additional Notes; Exchange Securities. One Officer of each of the Issuers (who shall have been duly authorized by all requisite corporate or other entity actions) shall sign the Notes for each Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature.
          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $200,000,000 (the “Initial Notes”), (ii) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.08) and (iii) Exchange Securities (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Issuers in the form of a certificate of an Officer of each Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Securities or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

          All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.
          The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain or cause to be maintained an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.07 and 4.11, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar, as an agent of the Issuers, shall keep a register, including ownership, of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
          The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.
          SECTION 2.04. Paying Agent To Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee or the Issuers or any Subsidiary of the Issuers to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the

Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.
          SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
          SECTION 2.06. Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
          Without the prior written consent of the Issuers, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.
          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
          SECTION 2.07. Replacement Notes. If a mutilated Note is

surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge such Holder for their out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including fees and expenses of counsel and of the Trustee. Every replacement Note is an additional obligation of the Issuers.
          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.
          SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).
          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.
          SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.
          SECTION 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or a Subsidiary of the Issuers), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
          SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
          SECTION 2.13. CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.
          SECTION 2.14. [Reserved].
          SECTION 2.15. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and

(iii) bear legends as set forth in Exhibit B, as applicable.
          Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuers that it is unwilling or unable to act as Depository for any Global Note, the Issuers so notify the Trustee in writing and a successor Depository is not appointed by the Issuers within 90 days of such notice or (ii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.
          Notwithstanding the foregoing, a beneficial interest in the Regulation S Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certification, pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act (except in the case of a “Distributor” as defined in Rule 902(d) under the Securities Act) and substantially in the form of Exhibit C hereto, of beneficial ownership of the Notes by a non-U.S. Person or a U.S. Person who purchased the Notes in a transaction that did not require registration under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global

Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.
          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuers shall execute and (ii) the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.
          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          SECTION 2.16. Special Transfer and Exchange Provisions. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:
     (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Note stating that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Note stating that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
     (ii) subject to compliance with paragraph (i) above, if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and
     (iii) subject to compliance with paragraph (i) above, if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.
          (b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:
     (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuers may reasonably request; and
     (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note in an amount equal to the principal amount of the beneficial interest in the 144A Global Note to be transferred or cancel the Physical Notes to be transferred and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the 144A Global Note or the Physical Notes, as the case may be, to be transferred.
          (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.
          (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.
          (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.
          (g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
ARTICLE THREE
Redemption
          SECTION 3.01. Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 and Section 6 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuers shall give notice of redemption to the Trustee at least 5 days prior to the requested giving of notice pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.
          SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 or Section 6 of the Notes, the Trustee shall select Notes for redemption as follows:
     (x) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or
     (y) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;
provided, however, that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements (subject to the procedures of the Depository).
          No Notes in a principal amount of $2,000 or less shall be redeemed in part.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to the completion of an Equity Offering. At the Issuers’ request, the Trustee shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (5) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;
     (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;
     (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
     (8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article Three, notices of redemption may not be conditional.
          At the Issuers’ request, the Trustee shall give the notice of redemption in the name of the Issuers and at their expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the first paragraph of this Section 3.03.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with their obligations pursuant to Section 3.05.
          SECTION 3.05. Deposit of Redemption Price. On or before 11:00 a.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of, plus accrued and unpaid interest, if any, on, all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed.
          If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes after such Redemption Date shall be to receive payment of such Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes to be redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
          SECTION 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
          SECTION 3.07. Mandatory Redemption. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
          SECTION 3.08. Issuers Shall Be Entitled to Acquire Notes. The Issuers or any of their Affiliates (or any Person acting on behalf of the Issuers or any of their Affiliates) shall be entitled at any time and from time to time to acquire the Notes by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition is not prohibited by applicable securities laws or regulations or the terms of this Indenture. In accordance with, and subject to, Section 2.11, the Issuers shall be entitled to deliver such acquired Notes to the Trustee for cancellation.
ARTICLE FOUR
Covenants
          SECTION 4.01. Payment of Notes. The Issuers shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          The Issuers shall pay interest on overdue principal (including post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.
          SECTION 4.02. Maintenance of Office or Agency. The Issuers shall maintain in the United States of America, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office.
          The Issuers may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuers hereby initially designate The Bank of New York Mellon Trust Company, N.A., located at 2 N. LaSalle, Suite 1020, Chicago, IL 60602 Attention: Corporate Trust Administration, as such office of the Issuers in accordance with Section 2.03.
          SECTION 4.03. Corporate Existence. Except as otherwise permitted by Articles Five and Ten, the Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence, as applicable, and the corporate, partnership, limited liability company or other existence, as applicable, of each of the Restricted Subsidiaries of the Parent in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) and material franchises of the Parent, the Issuers and each Restricted Subsidiary of the Parent; provided, however, that the Parent and the Issuers shall not be required to preserve any such right, franchise or corporate or other existence with respect to themselves or any Restricted Subsidiary if the Board of Directors of the Parent or any officer of the Parent shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Parent, the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of the Parent’s or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.
          SECTION 4.04. [Reserved].
          SECTION 4.05. Compliance Certificate; Notice of Default. (a) The Parent and the Issuers shall each deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2011, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Parent stating that a review of the activities of the Parent and its Restricted Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, the Parent and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signing Officer does know of such Default, the certificate shall specify such Default and what action, if any, the Issuers are taking or propose to take with respect thereto.
          (b) The Issuers shall deliver to the Trustee within 30 days after the Issuers become aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, the Issuers are taking or propose to take with respect thereto.
          SECTION 4.06. Waiver of Stay, Extension or Usury Laws. Each of the Issuers and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guaranty of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 4.07. Change of Control. (a) The Issuers shall commence, no later than 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Payment Date. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
          (b) The Issuers shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if notice of redemption has been given pursuant to Section 5 or 6 of the Notes. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.
          SECTION 4.08. Limitation on Indebtedness. (a) The Parent shall not Incur any Indebtedness (including Acquired Indebtedness) other than the guarantees issued on the Issue Date, other Indebtedness existing on the Issue Date, and guarantees of

Indebtedness of the Issuers or any other Restricted Subsidiary of the Parent; provided such Indebtedness is permitted by and Incurred in accordance with this Section 4.08. The Parent shall not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis is greater than 60% of Adjusted Total Assets.
          (b) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.
          (c) The Parent shall not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and their Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.
          (d) Notwithstanding paragraph (a), (b) or (c) above, the Parent or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:
     (1) Indebtedness of the Parent, the Issuers or any of the Subsidiary Guarantors outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed $400,000,000;
     (2) Indebtedness of the Issuers or any of their Restricted Subsidiaries owed to:
     (i) the Issuers evidenced by an unsubordinated promissory note, or
     (ii) any Restricted Subsidiary;
provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);
     (3) Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed primarily to protect the Issuers or any of their

Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;
     (4) Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:
     (i) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control,
     (ii) used to redeem all the Notes pursuant to Section 5 of the Notes,
     (iii) deposited to defease the Notes as described in Sections 8.02 and 8.03, or
     (iv) deposited to discharge the obligations under the Notes and this Indenture as described in Section 8.01;
     (5) (i) Guarantees by the Parent of Indebtedness of the Issuers or any of the Subsidiary Guarantors, (ii) Guarantees by any Restricted Subsidiaries of the Issuers of Indebtedness of the Issuers; provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.14, and (iii) any Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;
     (6) Existing Indebtedness;
     (7) Indebtedness represented by the Notes and the Guaranties issued on the Issue Date and the exchange notes and related exchange guarantees to be issued in exchange for such Notes and Guaranties pursuant to the Registration Rights Agreement;
     (8) Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;
     (9) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;
     (10) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;
     (11) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
     (12) Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;
     (13) Guarantees (a) incurred in the ordinary course of business or (b) constituting Investments that are (i) included in the calculation of the amount available to be made as Restricted Payments under Section 4.09(a)(4)(C), (ii) made pursuant to Section 4.09(c)(11) or (iii) made in reliance on clause (9) or (18) of the definition of “Permitted Investments”;
     (14) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the provisions of Sections 4.08(a), (b) or (c) or clauses (6), (7), (14), (15) or (16) of this Section 4.08(d);
     (15) Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount at any time outstanding not to exceed, when taken together with all then outstanding net Investments in Unrestricted Subsidiaries and joint ventures made in reliance on clause (9) of the definition of “Permitted Investments,” the greater of $20,000,000 and 2.0% of the Adjusted Total Assets of such Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (14) above in respect of Indebtedness incurred under this clause (15) shall be deemed to have been incurred under this clause (15) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (15); or
     (16) additional Indebtedness of the Issuers and Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $20,000,000 and 2.0% of the Parent’s Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (14) above in respect of Indebtedness incurred under this clause (16) shall be deemed to have been incurred under this clause (16) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (16).
          (e) Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Further, notwithstanding any other provision of this Section 4.08, the maximum principal amount of Indebtedness, other than obligations under Currency Agreements and Interest Rate Agreements, that the Subordinated Subsidiary Guarantors may Incur pursuant to this Section 4.08 shall not exceed $340,000,000, which amount shall be permanently reduced by any scheduled amortization or mandatory repayments (other than out of the net proceeds of any Permitted Refinancing Indebtedness incurred which are used to refund, refinance or replace such Indebtedness) of such Indebtedness of such Subordinated Subsidiary Guarantors.
          (f) For purposes of determining any particular amount of Indebtedness under this Section 4.08,
     (1) Indebtedness Incurred and outstanding under the Credit Agreement, the Acquisition Line or the Term Loan on or prior to the Issue Date shall be treated as Incurred pursuant to clause (1) of paragraph (d) of this Section 4.08, and
     (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
          For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (1) through (16) of paragraph (d) above or is entitled to be incurred pursuant to paragraphs (a), (b) and (c) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that the Issuers would be entitled to have incurred any then outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 4.08, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double-counted.
          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          SECTION 4.09. Limitation on Restricted Payments. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on or with respect to Capital Stock of the Parent or of any Restricted Subsidiary of the Parent held by Persons other than the Parent or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) and (ii) pro rata dividends or other distributions made by a Subsidiary that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event the Subsidiary is not a corporation);
     (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Parent held by any Person (other than a Restricted Subsidiary of the Parent);
     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among the Parent, the Issuers or any of the Subsidiary Guarantors and (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase; or
     (4) make an Investment, other than a Permitted Investment, in any Person,
(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing,
     (B) the Issuers could not Incur at least $1.00 of Indebtedness in compliance with both paragraphs (a) and (c) of Section 4.08, or

     (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of, without duplication:
     (i) 95% of the aggregate amount of the Adjusted Funds From Operations (or, if the Adjusted Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15 (or if no such reports have yet been required to be filed with the SEC pursuant to Section 4.15, for which internal financial statements are available), plus
     (ii) 100% of the aggregate Net Cash Proceeds received by the Parent after the Issue Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by this Indenture of Indebtedness of the Parent or any of its Restricted Subsidiaries for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Parent but excluding any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes, plus
     (iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary, and treated as a Restricted Payment, plus
     (iv) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Parent utilized pursuant to clauses (3) or (4) of Section 4.09(c)) of the Parent subsequent to the Issue Date (including upon conversion or exchange of the Common Units for Capital Stock of the Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus
     (v) without duplication, in the event the Parent or any Restricted Subsidiary of the Parent makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Parent, an amount not to exceed the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person and treated as a Restricted Payment.
          (b) Notwithstanding Section 4.09(a), the Parent and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) that is necessary to maintain the Parent’s status as a REIT under the Code if:
     (1) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and
     (2) no Default or Event of Default shall have occurred and be continuing.
          (c) Section 4.09(a) shall not be violated by reason of:
     (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with Section 4.09(a);
     (2) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or to a Subsidiary Guaranty, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred in compliance with Sections 4.08(a), (b) or (c) or Section 4.08(d)(14);
     (3) (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than any Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary of the Parent or to an employee stock ownership plan or any trust established by the Parent) or from substantially concurrent contributions to the equity capital of the Parent (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (3) shall be excluded from the amount described in Section 4.09(a)(4)(C)(ii);

     (4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor in exchange for, or out of the proceeds of an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Parent within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;
     (5) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Parent;
     (6) the payment of regularly scheduled cash dividends on shares of Redeemable Cumulative Preferred Stock in an amount not to exceed $15,625 per calendar year;
     (7) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Parent held by any current or former officer, director, consultant or employee of the Parent or any of its Restricted Subsidiaries (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Parent and its Restricted Subsidiaries pursuant to this clause (7) shall not exceed $5,000,000 in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over for one additional calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the net cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent, in each case, to officers, directors, consultants or employees of the Parent or any of its Subsidiaries that occurs after the Issue Date, to the extent such cash proceeds (i) have not otherwise been and are not thereafter applied to permit the payment of any other Restricted Payment or (ii) are not attributable to loans made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Parent and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (7); provided further, however, that cancellation of Indebtedness owing to the Parent from members of management of the Parent or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of the Parent shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

     (8) the repurchase of Capital Stock deemed to occur (i) upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;
     (9) upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the Offer to Purchase (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);
     (10) within 90 days after completion of any offer to repurchase Notes pursuant to Section 4.11 (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);
     (11) the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent; or
     (12) additional Restricted Payments in an aggregate amount not to exceed $20,000,000;
provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.
          (d) The net amount of any Restricted Payment permitted pursuant to Section 4.09(b) and Section 4.09(c)(1) shall be included in calculating whether the conditions of Section 4.09(a)(4)(C) have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (2) through (12) of Section 4.09(c) shall be excluded in calculating whether the conditions of Section 4.09(a)(4)(C) have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this Section 4.09, the Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (12) of Section 4.09(c) or among such categories and the types of Restricted Payments described in Section 4.09(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.09.
          SECTION 4.10. Maintenance of Total Unencumbered Assets. The Issuers and their Restricted Subsidiaries shall maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis.
          SECTION 4.11. Limitation on Asset Sales. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:
     (1) the consideration received by the Parent or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and
     (2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, that, with respect to the sale of one or more properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.
          (b) For purposes of this Section 4.11, each of the following shall be deemed to be cash:
     (1) any liabilities of the Parent or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;
     (2) any securities, notes or other obligations received by the Issuers or any such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and
     (3) any Designated Non-cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at the time outstanding, not to exceed the greater of (x) $20,000,000 and (y) 2.0% of the Parent’s Adjusted Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
          (c) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds to:
     (1) prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuer or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Parent or an Affiliate of the Parent);
     (2) make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if, in the case of an Investment, such Person is, or will become as a result thereof, a Restricted Subsidiary;
     (3) prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if the Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers shall equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid;
     (4) fund all or a portion of an optional redemption of the Notes pursuant to Section 5 of the Notes;
     (5) make one or more capital expenditures;
     (6) acquire Replacement Assets to be used or that are useful in a Permitted Business; or
     (7) undertake any combination of the foregoing;
provided that the Parent shall be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this Section 4.11(c) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Parent or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire Replacement Assets in compliance with the provisions described in clauses (2), (5) and (6) of this Section 4.11(c), and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such excess Net Cash Proceeds, the Parent may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such excess Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in this Section 4.11(c) and not so applied by the end of such period shall constitute “Excess Proceeds.”
          (d) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $15,000,000, the Issuers shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Parent may use such Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate purchase price of the Notes and the other Pari Passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Parent shall select the Notes to be purchased on a pro rata basis but in round denominations, which in the case of the Notes shall be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Offer to Purchase, the amount of Excess Proceeds shall be reset at zero. The Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with this Indenture). Nothing in this Section 4.11(d) shall preclude the Issuers from making an Offer to Purchase even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.11 totals less than $15,000,000.
          SECTION 4.12. Limitation on Transactions with Affiliates. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Holder (or any Affiliate of such Holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent or any of its Restricted Subsidiaries, in each case involving consideration in excess of $2,500,000, except upon terms that are not materially less favorable, taken as a whole, to the Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Holder or an Affiliate.

          (b) The limitation set forth in Section 4.12(a) does not limit, and shall not apply to:
     (1) transactions (A) approved by a majority of the disinterested directors of the Board of Directors of the Parent or (B) for which the Parent or any Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;
     (2) any transaction solely between the Parent and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;
     (3) the payment of reasonable fees and compensation to, and indemnification and similar arrangements on behalf of, current, former or future directors of the Parent or any Restricted Subsidiary;
     (4) the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent;
     (5) any Restricted Payments not prohibited by Section 4.09;
     (6) any contracts, instruments or other agreements or arrangements in each case as in effect on the date of this Indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplemental thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and the Restricted Subsidiaries, taken as a whole, at the time executed than the original agreement or arrangements as in effect on the date of this Indenture;
     (7) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Parent or any Restricted Subsidiary with current, former or future officers and employees of the Parent or such Restricted Subsidiary and the payment of compensation to officers and employees of the Parent or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;
     (8) loans and advances to officers and employees of the Parent or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business and consistent with past practice;
     (9) transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Capital Stock of or controls such

Person; or
     (10) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction.
          (c) Notwithstanding Section 4.12(a) and 4.12(b), any transaction or series of related transactions covered by Section 4.12(a) and not covered by clauses (2) through (10) of Section 4.12(b):
     (i) the aggregate amount of which exceeds $10,000,000 in value shall be approved or determined to be fair in the manner provided for in Section 4.12(b)(1)(A) or (B); and
     (ii) the aggregate amount of which exceeds $25,000,000 in value shall be determined to be fair in the manner provided for in Section 4.12(b)(1)(B).
          SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Parent or any of its Restricted Subsidiaries;
     (2) pay any Indebtedness owed to the Parent or any other Restricted Subsidiary;
     (3) make loans or advances to the Parent or any other Restricted Subsidiary; or
     (4) transfer its property or assets to the Parent or any other Restricted Subsidiary.
          (b) Section 4.13(a) shall not restrict any encumbrances or restrictions:
     (1) existing under, by reason of or with respect to this Indenture, the Notes, the Guaranties, the Credit Agreement, the Acquisition Line, the Term Loan and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially less favorable, taken as a whole, to the Holders of the Notes than those in effect on the Issue Date;
     (2) existing under, by reason of or with respect to any other Credit Facility of the Issuers permitted under this Indenture; provided, however, that the encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in any of the Credit Agreement, the Acquisition Line or the Term Loan (with respect to other credit agreements) or this Indenture (with respect to other indentures), in each case as in effect on the Issue Date;
     (3) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;
     (4) existing with respect to any Person or the property or assets of such Person acquired by the Parent or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;
     (5) existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements to the extent they are limited in application to the Restricted Subsidiary party to such agreement;
     (6) in the case of Section 4.13(a)(4):
     (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary not otherwise prohibited by this Indenture,
     (iii) existing under, by reason of or with respect to (1) purchase money obligations for property acquired in the ordinary course of business or (2) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

     (iv) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;
     (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;
     (8) existing under, by reason of or with respect to Indebtedness permitted to be incurred pursuant to Section 4.08(d)(14); provided that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced; and
     (9) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:
     (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,
     (ii) the encumbrance or restriction is not materially less favorable, taken as a whole, to the Holders of the Notes than is customary in comparable financings (as determined by the good faith judgment of the Parent) and
     (iii) the Parent, in its good faith, determines that such an encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes.
          (c) Nothing contained in this Section 4.13 shall prevent the Parent or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this Section 4.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
          SECTION 4.14. Future Guaranties by Restricted Subsidiaries. (a) The Parent shall not permit any Restricted Subsidiary of the Issuers, directly or indirectly, to Guarantee any Indebtedness of the Issuers or of a Subsidiary Guarantor (“Guaranteed

Indebtedness”), unless in either case such Restricted Subsidiary within 30 calendar days executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guaranty by such Restricted Subsidiary; provided, however, that this Section 4.14(a) shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. The Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30-calendar day period described above.
          (b) If the Guaranteed Indebtedness:
     (i) ranks equally with the Notes (or the applicable Subsidiary Guaranty) in right of payment, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guaranty issued pursuant to this Section 4.14 in right of payment; or
     (ii) is subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty), then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guaranty issued pursuant to this Section 4.14 at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes (or the applicable Subsidiary Guaranty).
          (c) Any such Subsidiary Guaranty by a Restricted Subsidiary issued pursuant to this Section 4.14 shall provide by its terms that it shall be automatically and unconditionally released and discharged:
     (1) upon any sale, exchange or transfer (including by way of merger or consolidation), to any Person not a Subsidiary of the Parent, of Capital Stock held by the Parent and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of the Parent,
     (2) in connection with the merger or consolidation of such Restricted Subsidiary with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),
     (3) if the Parent properly designates such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the terms of this Indenture,
     (4) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,
     (5) upon a liquidation or dissolution of such Restricted Subsidiary permitted under this Indenture, or

     (6) upon the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such Guarantee.
          SECTION 4.15. Reports to Holders. (a) Whether or not the Parent is then required to file reports with the SEC, the Parent shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the Trustee and upon written request supply copies of such documents and reports to any Holder and shall post such documents and reports on the Parent’s public website. The Parent shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
          Notwithstanding the foregoing, such requirements to file such reports shall be deemed satisfied either (1) prior to the report required for the fiscal quarter ending June 30, 2011, by providing the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required by such reports to the trustee and upon written request supplying copies of such information to any holder and posting such information on the Parent’s public website or (2) prior to and including the report required for the fiscal quarter ending June 30, 2011, to the extent the information required by such reports is contained in the exchange offer registration statement or shelf registration statement required by the Registration Rights Agreement then on file with the SEC, including any amendments thereto.
          (b) So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of the Parent is an Unrestricted Subsidiary or (y) the Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers and, in either case, such Unrestricted Subsidiary or other assets taken together would represent 5% or more of the Total Assets of the Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this Section 4.15 will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Parent.

          (c) Beginning with the results and information for the fiscal quarter ending June 30, 2011, the Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.
          (d) Notwithstanding anything herein to the contrary, the Parent shall not be deemed to have failed to comply with any of its obligations under this Section 4.15 for purposes of Section 6.01(4) until 30 days after the date any report hereunder is due.
          SECTION 4.16. Prohibition on Incurrence of Senior Debt by the Subordinated Subsidiary Guarantors. The Subordinated Subsidiary Guarantors shall not incur or suffer to exist any Indebtedness that is senior in right of payment to the applicable Subordinated Subsidiary Guarantor’s guarantee other than the Acquisition Line and the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan.
          SECTION 4.17. Suspension of Covenants. During a Suspension Period, the Parent and its Restricted Subsidiaries shall not be subject to Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 5.01(a)(3). All other provisions of this Indenture shall apply at all times during any Suspension Period so long as any Notes remain outstanding hereunder.
          “Suspension Period” means any period (1) beginning on the date that:
     (A) the Notes have Investment Grade Status;
     (B) no Default or Event of Default has occurred and is continuing; and
     (C) the Issuers have delivered an Officer’s Certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied;
and (2) ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.
          On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date shall be deemed to have been outstanding on the Issue Date.

          For purposes of calculating the amount available to be made as Restricted Payments under Section 4.09(a)(C), calculations under that clause shall be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (12) of Section 4.09(c), shall reduce the amount available to be made as Restricted Payments under Section 4.09(a)(C); provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Adjusted Funds From Operations during the Suspension Period for the purpose of Section 4.09(a)(C)(i), and (y) the items specified in Section 4.09(a)(C)(i), (ii), (iii), (iv) and (v) that occur during the Suspension Period shall increase the amount available to be made as Restricted Payment under Section 4.09(a)(C). Any Restricted Payment made during the Suspension Period that is of the type described in Section 4.09(c) (other than the Restricted Payment referred to in clause (2) of Section 4.09(c) or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of Section 4.09(c)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of Section 4.09(c), shall be included in calculating the amounts permitted to be incurred under Section 4.09(a)(C) on each Reversion Date.
          For purposes of Section 4.11, on each Reversion Date, the unutilized Excess Proceeds shall be reset to zero.
          No Default or Event of Default shall be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Parent, the Issuers or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of Section 4.10, if the Issuers and their Restricted Subsidiaries are not in compliance with Section 4.10 as of a Reversion Date, no Default or Event of Default shall be deemed to have occurred for up to 120 days following the Reversion Date; provided that neither the Issuers nor any of their Restricted Subsidiaries shall incur any Secured Indebtedness until such time that the requirements of Section 4.10 have been satisfied.
ARTICLE FIVE
Successor Corporation
          SECTION 5.01. Consolidation, Merger and Sale of Assets. (a) The Parent shall not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:
     (1) the Parent shall be the continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture);
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness in compliance with both paragraphs (a) and (c) of Section 4.08; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and
     (4) the Parent delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Restricted Subsidiaries’ property and assets;
provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Parent; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
          (b) Except as provided in Section 10.06, the Parent shall not permit the Issuers or any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:
     (1) (i) the resulting, surviving or transferee Person (if not such Issuer or such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary was organized or under the laws of the United States of America or any state or jurisdiction thereof and (ii) such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or Subsidiary Guarantor, as applicable, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirements shall not apply in the case of a Subsidiary Guarantor or all or substantially all of its assets (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Parent provides an Officer’s Certificate to the Trustee to the effect that the Parent shall comply with its obligations under Section 4.11;
     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
     (3) the Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.
          (c) Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of the Parent or a Restricted Subsidiary of the Parent or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuers or the Parent (provided that this clause (ii) shall not permit a Senior Guaranty Subsidiary to merge with or into or transfer all or part of its properties and assets to any Subordinated Subsidiary Guarantor), or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.
          (d) Upon any such consolidation or merger of an Issuer or a Guarantor, or any such conveyance or transfer of all or substantially all of the assets of an Issuer in accordance with this Section 5.01, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Guaranty, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture, the Notes and the Guaranties with the same effect as if such surviving entity or other entity had been named herein or therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guaranty, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guaranty, if applicable. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such surviving entity or other entity and such discharge and release of such Issuer or such Guarantor.
ARTICLE SIX
Default and Remedies
          SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:
     (1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;
     (2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;
     (3) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent or the failure by the Issuers to consummate an Offer to Purchase in accordance with Section 4.07 or Section 4.11;
     (4) the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;
     (5) there occurs with respect to any issue or issues of Indebtedness of the Parent or any Significant Subsidiary having an outstanding principal amount of $20,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
     (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or
     (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
     (6) any final and non-appealable judgment or order (not covered by insurance) for the payment of money in excess of $20,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):
     (i) shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged and
     (ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (7) a court of competent jurisdiction enters a decree or order for:
     (i) relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
     (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary or
     (iii) the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (8) the Parent or any Significant Subsidiary:
     (i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,
     (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary or
     (iii) effects any general assignment for the benefit of its creditors.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 that occurs with respect to the Parent or the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
          If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to the Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
     (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and
     (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
          No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2).

The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases to exist, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 6.06. Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:
     (1) the Holder gives the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
          However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
          SECTION 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
          SECTION 6.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
          First: to the Trustee for amounts due under Section 7.07;
          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
          Fourth: to the Issuers.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
ARTICLE SEVEN
Trustee
          SECTION 7.01. Duties of Trustee. (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of a Default:
     (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 7.01(b);
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with the Issuers.
          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
          SECTION 7.02. Rights of Trustee. Subject to Section 7.01:
          (a) The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.
          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.
          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
          (j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.
          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
          (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (m) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          (n) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer request or Issuer order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
          SECTION 7.05. Notice of Default. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on a Payment Date pursuant to an Offer to Purchase or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
          SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2012, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the SEC and each securities exchange, if any, on which the Notes are listed.
          The Issuers shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).
          SECTION 7.07. Compensation and Indemnity. The Issuers and Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation as the Issuers, Guarantors and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all disbursements, reasonable expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
          The Issuers and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder, except for such loss, damage, liability, claims or expenses determined to have been caused by any negligence, bad faith or willful misconduct on the part of the Trustee. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity of which a Corporate Trust Office has received written notice. The Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), the Issuers assume the Trustee’s defense and there is no conflict of interest between the Issuers and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without their written consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the Issuers need not reimburse any expense or indemnify against any loss or liability determined to have been caused by the Trustee through its own negligence, bad faith or willful misconduct.

          Notwithstanding anything to the contrary in this Indenture, to secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.
          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or 6.01(8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
          The Trustee shall comply with the provisions of Trust Indenture Act § 313(b)(2) to the extent applicable.
          SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 60 days prior written notice by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger, Etc.. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.
          SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuers and any other obligor of the Notes.
          SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.
ARTICLE EIGHT
Discharge of Indenture; Defeasance
          SECTION 8.01. Termination of the Issuers’ Obligations. The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Guarantors under the Guaranties and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

     (1) either
     (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (B) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (2) the Issuers have paid all other sums payable under this Indenture by the Parent or the Issuers, and
     (3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
          In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuers only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.
          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.
          SECTION 8.02. Legal Defeasance and Covenant Defeasance. (a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.
          (b) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guaranties, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of their other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Guaranties and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;
     (ii) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;
     (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and
     (iv) the provisions of this Article Eight applicable to Legal Defeasance.
          Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of their option under Section 8.02(c).
          (c) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuers), 4.04, 4.07 through 4.17 and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), (5) and (6) of Section 6.01 shall not constitute Events of Default.
          SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:
     (1) the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes;
     (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:
(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other

Indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith);
     (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the funds deposited in connection therewith);
     (6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and
     (7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.
          SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.
          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          SECTION 8.05. Repayment to the Issuers. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, and the Notes and the Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
Amendments, Supplements and Waivers
          SECTION 9.01. Without Consent of Holders. (a) The Parent, the Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guaranties without notice to or consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to provide for the assumption by a successor corporation or other entity of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under this Indenture;
     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (4) to add guaranties with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;
     (5) to add to the covenants of the Parent, the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Parent, the Issuers or a Subsidiary Guarantor;
     (6) to make any change that does not adversely affect the rights of any Holder in any material respect;
     (7) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

     (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
     (9) to conform the text of this Indenture or the Guaranties or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Guaranties or the Notes;
     (10) to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;
     (11) to release a Subsidiary Guarantor from its Subsidiary Guaranty as permitted by and in accordance with this Indenture;
     (12) to provide for a reduction in the minimum denominations of the Notes;
     (13) to comply with the rules of any applicable securities depositary; or
     (14) to provide for the issuance of Additional Notes and related guarantees in accordance with the limitations set forth in this Indenture.
          SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Issuers, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or the Guaranties, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Guaranties without notice to any other Holders.
          (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;
     (2) reduce the principal amount of, or premium, if any, or interest on, any Note;
     (3) change the place of payment of principal of, or premium, if any, or interest on, any Note;

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;
     (5) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;
     (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);
     (7) voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;
     (8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 6.02 and 6.04; or
     (9) modify or change any provisions of this Indenture affecting the ranking of the Notes or the Guaranties as to right of payment or in any manner adverse to the Holders of the Notes in any material respect.
          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
          (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.
          (e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Parent shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Parent to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
          (f) Neither the Parent nor any Affiliate of the Parent may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
          SECTION 9.03. Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Guaranties shall comply with the Trust Indenture Act as then in effect.
          SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
          SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.06. Trustee To Sign Amendments, Etc.. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuers enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuers.
ARTICLE TEN
Guaranties
          SECTION 10.01. Guaranties. Subject to this Article Ten, each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.
          Subject to Section 6.06 hereof, each Guarantor waives, to the extent permitted by applicable law, (i) presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations, (ii) notice of protest for nonpayment and (iii) notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.
          Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Each Subordinated Subsidiary Guaranty is, to the extent and in the manner set forth in Article Eleven, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Designated Senior Debt of the Subordinated Subsidiary Guarantor giving such Subordinated Subsidiary Guaranty and each Subordinated Subsidiary Guaranty is made subject to such provisions of this Indenture.
          Except as expressly set forth in Sections 8.01(B), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
          Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, and (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law).
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash or Cash Equivalents of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Eleven. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article Six for the purposes of such Guarantor’s Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.
          Each Guarantor shall pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article Ten (other than any obligation that may have arisen under Section 10.07):
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the the Parent, the Issuers or of such Subsidiary

Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of the Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Parent,
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,
     (3) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),
     (4) upon the Parent properly designating such Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture,
     (5) upon a liquidation or dissolution of such Subsidiary Guarantor permitted under this Indenture,
     (6) upon the release or discharge of the Guaranty that resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such Guaranty, or
     (7) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture, provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Parent or a Subsidiary of the Parent, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Parent provides an Officers’ Certificate to the Trustee to the effect that the Parent will comply with its obligations under Section 4.11. At the request of the Parent, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE ELEVEN
Subordination of Certain Subsidiary Guaranties
          SECTION 11.01. Definitions. For purpose of this Article Eleven, the following terms used herein shall have the following meanings:
          “Bankruptcy Code” shall mean Title 11 of the United States Code.

          “Borrowers” shall mean the “Borrowers” as defined in the Senior Loan Agreement.
          “Collateral” shall mean any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Designated Senior Debt.
          “Credit Documents” shall mean the “Credit Documents” as defined in the Senior Loan Agreement.
          “Debt” shall mean the Designated Senior Debt and Subordinated Subsidiary Guaranty, collectively.
          “Designated Senior Debt” shall mean and include (a) all of the Obligations and all other indebtedness and liabilities of any Subordinated Subsidiary Guarantor under the Senior Loan Documents described in clause (1) of the definition thereof, (b) to the extent so designated by the Issuers as “Designated Senior Debt” for purposes of this Article Eleven, any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the indebtedness and liabilities of any Subordinated Subsidiary Guarantor described in clause (a) of this definition and that was otherwise permitted by this Indenture, including, without limitation, in the case of (a) and (b), all principal and interest thereon (including interest accrued subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law or the commencement of any Proceeding), fees, expenses, reimbursements and other amounts payable thereunder or in connection therewith, and (c) any indebtedness or liabilities of any Subordinated Subsidiary Guarantor to Senior Creditors under any Currency Agreement or Interest Rate Agreement that is secured by assets of any Subordinated Subsidiary Guarantor.
          “Liens” shall mean any mortgage, deed of trust, deed to secured debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Obligations” shall mean the “Obligations” as defined in the Senior Loan Agreement.
          “Proceeding” shall mean any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Subordinated Subsidiary Guarantor or any of its properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of any Subordinated Subsidiary Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(c) assignment for the benefit of creditors of any Subordinated Subsidiary Guarantor, or (d) other marshalling of the assets of any Subordinated Subsidiary Guarantor.
          “Proceeds” shall have the meaning assigned to it under the UCC, shall also include “products” (as defined in the UCC), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any debtor or grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture or all of any part of the Collateral by an government body, authority, bureau or agency (or any Person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          “Senior Agent” shall mean (1) General Electric Capital Corporation, a Delaware corporation, in its capacity as Administrative Agent for the Senior Creditors or (2) to the extent so designated by the Issuers and notified to the Trustee, the agent or representative under any Designated Senior Debt described in clause (b) of the definition of Designated Senior Debt.
          “Senior Creditors” shall mean the Lenders under the Senior Loan Agreement and shall include all other present or future holders of all or part of the Designated Senior Debt, and their respective successors and assigns.
          “Senior Loan Agreement” shall mean that certain Credit Agreement dated as of September 17, 2010 by and among the Lenders party thereto and the Senior Agent.
          “Senior Loan Documents” means (1) the Senior Loan Agreement and each and every document executed or delivered in connection with the Senior Loan Agreement, including the Credit Documents and all other security agreements, pledge agreements, stock pledges, mortgages, deeds, certificates and instruments, as each may be amended, restated, supplemented, or otherwise modified from time to time and (2) any other loan agreement or other related agreement executed or delivered in connection with any Designated Senior Debt described in clause (b) of the definition of Designated Senior Debt.
          “Subordinated Creditors” shall mean the Holders of the Notes.
          “Subordinated Debt” shall mean and include all indebtedness, obligations, and liabilities of any Subordinated Subsidiary Guarantor under this Indenture, including all principal and interest, fees, expenses, reimbursements, indemnities and rights to indemnification, and other amounts payable by or chargeable to any Subordinated Subsidiary Guarantor thereunder.
          “Subordinated Loan Documents” means this Indenture and each and every document executed or delivered by any Subordinated Subsidiary Guarantor in connection with the Subordinated Subsidiary Guaranty (whether now existing or hereafter arising), as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Article Eleven.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.
          SECTION 11.02. General. Notwithstanding any provision of the Senior Loan Documents or the Subordinated Loan Documents, (a) the Subordinated Debt shall be subordinate, junior and inferior in right of payment to all Designated Senior Debt, to the extent and in the manner provided for in this Article Eleven and (b) no payments shall be permitted to be made, accepted, or retained on the Subordinated Debt other than as expressly permitted in Section 11.03 hereof. The Trustee, by the execution and delivery hereof, agrees on behalf of Subordinated Creditors to be bound by the provisions of this Article Eleven. As further provided in Section 11.05, neither the Trustee nor any Subordinated Creditor shall contest the validity, perfection, priority, or enforceability of any Lien granted or ostensibly granted by any Subordinated Subsidiary Guarantor to, or arising in favor of, Senior Agent or any Senior Creditor, any payment on the Designated Senior Debt, or the allowance of the Designated Senior Debt as a senior secured claim, and Trustee, for itself and on behalf of the Subordinated Creditors, agrees to cooperate in the defense of any action contesting the validity, perfection, priority, or enforceability of such Liens or such payment or allowance. The Trustee, for itself and on behalf of the Subordinated Creditors, agrees that, as between Senior Lenders and Subordinated Creditors, the terms of this Article Eleven shall govern even if part or all of the Designated Senior Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.
          SECTION 11.03. Permitted Payments. No direct payments (whether principal, interest, indemnities or otherwise) shall be made by the Subordinated Subsidiary Guarantors, or accepted or retained by the Subordinated Creditors or the Trustee on account of the Subordinated Debt until the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make loans or other extensions of credit to all Subordinated Subsidiary Guarantors under the Senior Loan Agreement; provided that neither this Section 11.03 nor any other Section of this Article Eleven shall prohibit or restrict the payment of dividends or other distributions by any Subordinated Subsidiary Guarantor to the holders of its Capital Stock to the extent made in compliance with the terms of the Senior Loan Agreement.
          SECTION 11.04. No Agency. This Article Eleven shall not create any agency relationship between Senior Creditors and the Senior Agent, on the one hand, and Subordinated Creditors and the Trustee, on the other hand.
          SECTION 11.05. Suspension of Remedies of Subordinated Creditors. Neither Trustee, nor any Subordinated Creditor shall:

          (a) commence, prosecute or participate in any Proceeding against any Subordinated Subsidiary Guarantor or any of its assets, provided that, as more fully set forth in Section 11.12 hereof, the Subordinated Creditors and the Trustee may file a proof of claim in a Proceeding involving any Subordinated Subsidiary Guarantor, which proof of claim shall indicate such Subordinated Creditor’s subordination hereunder;
          (b) have any right to, possess or attempt to possess any of the assets of any Subordinated Subsidiary Guarantor, enforce any Lien in, foreclose, levy or execute upon, or collect or attach any such assets, whether by private or judicial action or otherwise;
          (c) seek, be party to, or accept any Lien granted by any Subordinated Subsidiary Guarantor to, or arising in favor of, the Trustee (or any Subordinated Creditor) on any assets or properties of any Subordinated Subsidiary Guarantor;
          (d) take nor consent to, or acquiesce in the taking of, any action hereafter to set aside, challenge or otherwise dispute the existence or priority of any Designated Senior Debt or the creation, attachment, perfection or continuation of any Lien grant to or arising in favor of Senior Agent or any Senior Creditor in any assets of any Subordinated Subsidiary Guarantor; or
          (e) declare or join in the declaration of any Subordinated Debt to be due and payable or otherwise accelerate the maturity of the principal of the Subordinated Debt, accrued interest thereon or prepayment premium or other amounts due with respect thereto; provided that this clause (e) shall cease to apply with respect to the Subordinated Debt of any Subordinated Subsidiary Guarantor in the event and during the continuance of any Proceeding relating to such Subordinated Subsidiary Guarantor;
provided, however, that the foregoing limitations shall terminate upon the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make extensions of credit to the Subordinated Subsidiary Guarantors under the Senior Loan Agreement.
          SECTION 11.06. Matters Relating to Liens. The Trustee acknowledges and agrees on behalf of the Subordinated Creditors that no Liens on any of the assets or properties of any Subordinated Subsidiary Guarantor now or in the future shall secure any Subordinated Subsidiary Guarantor’s obligations under the Subordinated Subsidiary Guaranty or otherwise with respect to the Subordinated Debt until the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make extensions of credit to the Borrowers under the Senior Loan Agreement. The Trustee acknowledges and agrees on behalf of the Subordinated Creditors that notwithstanding the foregoing, any and all Liens affecting any of the real or personal property of any Subordinated Subsidiary

Guarantor, now, heretofore, or hereafter granted by any Subordinated Subsidiary Guarantor to, or arising in favor of, any Subordinated Creditor or the Trustee are hereby, and shall at all times hereafter continue to be, subordinated in Lien and priority to all Liens now, heretofore, or hereafter granted by such Subordinated Subsidiary Guarantor to, or arising in favor of, the Senior Creditors or Senior Agent, notwithstanding the date, time, manner or order of perfection or attachment of such Liens or the recording of the instruments and financing statements creating or perfecting such Liens, and notwithstanding the usual application of the priority provisions of the Uniform Commercial Code as in effect in any jurisdiction or any other applicable law or judicial decision of any jurisdiction. The Lien priorities provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Designated Senior Debt or the Subordinated Debt nor by any action or inaction which the Trustee or any Subordinated Creditor or Senior Agent or any Senior Creditor may take or fail to take in respect of any of the collateral securing any of the Debt.
          SECTION 11.07. Payments Notwithstanding. No payment or distribution of any character, whether in cash, securities or other property, to which Subordinated Creditors would have been entitled except for the provisions of this Article Eleven and that shall have been made to or for the account of any Senior Creditor shall, as between any Subordinated Subsidiary Guarantor and its creditors (other than Senior Creditors), be deemed to be a payment or distribution by such Subordinated Subsidiary Guarantor to or for the account of any Senior Creditor, and from and after the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make extensions of credit to the Borrowers under the Senior Loan Agreement, Subordinated Creditors shall be subrogated to all rights of Senior Creditors to receive any further payments or distribution applicable to the Designated Senior Debt until the principal of and interest on the Subordinated Debt shall be paid in full, and no such payment or distribution made pursuant to such rights of subrogation to Subordinated Creditors that otherwise would be payable or distributable to or for the account of Senior Creditors shall, as between any Subordinated Subsidiary Guarantor and its creditors (other than Subordinated Creditors), be deemed to be a payment or distribution by such Subordinated Subsidiary Guarantor to Subordinated Creditors or on account of the Subordinated Debt.
          SECTION 11.08. No Prejudice or Impairment. The provisions of this Article Eleven are solely for the purposes of defining the relative rights of Senior Creditors, on the one hand, and Subordinated Creditors, on the other hand. Nothing herein shall impair or prevent any Senior Creditor from exercising all rights and remedies otherwise permitted by applicable law upon default under the Senior Loan Documents subject, however, to the provisions of this Article Eleven. Senior Creditors shall not be prejudiced in the right to enforce subordination of the Subordinated Debt by any act or failure to act by any Subordinated Subsidiary Guarantor or anyone in custody of its assets or property. Nothing herein shall impair, as between any Subordinated Subsidiary Guarantor and the Subordinated Creditors, the obligations of any Subordinated

Subsidiary Guarantor, which are unconditional and absolute, to pay to the Subordinated Creditors the principal of and interest on the Subordinated Debt as and when the same shall become due in accordance with their terms, nor shall anything herein prevent Subordinated Creditors from exercising all rights and remedies otherwise permitted by applicable law upon default under the Subordinated Loan Documents, subject in each case, however, to the provisions of this Article Eleven.
          SECTION 11.09. Turnover of Payments. If any payment, distribution or security, or the proceeds of any thereof, shall be collected or received by Trustee or any Subordinated Creditor in contravention of any of the terms of this Article Eleven and prior to the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make loans or other extensions of credit to the Borrowers under the Senior Loan Agreement, then, subject to this Article Eleven, the holder thereof will forthwith deliver such payment, distribution, security or proceeds to Senior Agent (together with any necessary indorsement), to the extent necessary to pay all such Designated Senior Debt in full in cash, and, until so delivered, the same shall be held in trust by such holder as the property of Senior Agent and Senior Creditors. Upon the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make loans or other extensions of credit to the Borrowers under the Senior Loan Agreement, Senior Agent and Senior Creditors shall pay to the Trustee (or such other person or entity who might be lawfully entitled thereto) any amount in excess thereof that Subordinated Creditors would have been entitled to but for the application of the immediately preceding sentence, but solely to the extent any such amount was actually received by Senior Creditors or Senior Agent.
          SECTION 11.10. Waivers and Agreements of the Subordinated Creditor. The Trustee, for itself and on behalf of the Subordinated Creditors, hereby waives any defense based on the adequacy of a remedy at law or equity which might be asserted as a bar to the remedy of specific performance of the terms of this Article Eleven in any action brought therefor by the Senior Agent or any Senior Creditor. To the fullest extent permitted by applicable law, and except as expressly set forth herein, the Trustee, for itself and on behalf of the Subordinated Creditors, hereby further waives any claim it may now or hereafter have against the Senior Agent or any Senior Creditor arising out of: (i) presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment, and any and all other notices and demands of any kind in connection the Senior Loan Documents and the Designated Senior Debt; and (ii) the right to require the Senior Agent or any Senior Creditor to marshal any assets or Collateral, or to enforce any Lien the Senior Agent or any Senior Creditor may now or hereafter have in any assets or Collateral securing the Designated Senior Debt, or to pursue any claim the Senior Agent or any Senior Creditor may have against any guarantor of the Designated Senior Debt.
          SECTION 11.11. Separate Classes of Obligations. Notwithstanding

any provision of the Senior Loan Documents or this Article Eleven, each of Senior Agent, Trustee, and Subordinated Subsidiary Guarantors hereby agree that the Designated Senior Debt, on the one hand, and the Subordinated Debt, on the other hand, are and shall be treated for all purposes as separate and distinct classes of debt obligations of each Subordinated Subsidiary Guarantor.
          SECTION 11.12. Bankruptcy.
          In connection with any Proceeding, the agreements contained in this Article Eleven shall remain in full force and effect and enforceable pursuant to their terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to any Subordinated Subsidiary Guarantor shall be deemed to apply to such Subordinated Subsidiary Guarantor as debtor in possession and to any trustee or receiver for the estate of such Subordinated Subsidiary Guarantor.
          In the event and during the continuance of any Proceeding, all Designated Senior Debt shall first be fully and finally paid in cash and performed and all of Senior Creditors’ obligations to extend credit to the Borrowers under the Senior Loan Agreement shall be terminated before any payment or distribution of any character, whether in cash, securities or other property (except securities that are subordinate and junior in right of payment to the payment of Designated Senior Debt in accordance with this Article Eleven at least to the extent provided in this Article Eleven) shall be made, received, accepted, or retained for or on account of any Subordinated Debt. In the event of any Proceeding any payment or distribution in any such Proceeding of any kind or character, whether in cash, securities, or other property that would otherwise (but for this Article Eleven) be payable or deliverable in respect of any Subordinated Debt shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to Senior Agent for application in payment of the Designated Senior Debt in accordance with the priorities then existing among such holders to the extent necessary to pay in full all Designated Senior Debt then remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Designated Senior Debt.
          Without limiting the generality of the foregoing, until the full and final payment in cash and performance of the Obligations under the Senior Loan Documents (excluding any contingent indemnification obligations not yet due and payable and as to which no claim or demand for payment has occurred) and the termination of Senior Creditors’ obligations to make loans or other extensions of credit to the Borrowers under the Senior Loan Agreement, the Trustee agrees that, if a Proceeding occurs, (i) all or any Senior Creditors may provide financing to the applicable Subordinated Subsidiary Guarantor or any of its affiliates and subsidiaries pursuant to Section 364 of the Bankruptcy Code or other applicable law on such terms and conditions and in such amounts as such Senior Creditors, in their sole discretion, may decide, without seeking or obtaining the consent of the Trustee or any Subordinated Creditor and (ii) the Trustee and Subordinated Creditors shall not oppose or object to the payment of interest as provided under Section 506(b) and (c) of the Bankruptcy Code to any holders of the Designated Senior Debt.

          In connection with any Proceeding, the Trustee agrees that neither the Trustee nor any Subordinated Creditor will initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action, or other proceeding (i) contesting or challenging the validity or enforceability of this Article Eleven, (ii) contesting or challenging the validity, perfection, priority, or enforceability of any Liens of Senior Agent or any Senior Creditor, (iii) contesting or challenging any collection, enforcement, disposition, or acceptance or retaining of, or other remedial action with respect to, Collateral by Senior Agent or any Senior Creditor, to the extent related to satisfying Designated Senior Debt, or (iv) asserting any claims, if any, which any Subordinated Subsidiary Guarantor may hold with respect to any Senior Creditor or the Designated Senior Debt.
          If in or as a result of any Proceeding Senior Agent or any Senior Creditor returns, refunds, or repays to any Subordinated Subsidiary Guarantor or any trustee, receiver, or committee appointed in such Proceeding any payment or Proceeds of any Collateral (the foregoing, a “Recovery”) in connection with any action, suit, or proceeding alleging that Senior Agent’s or such Senior Creditor’s receipt of such payment or Proceeds was a transfer voidable or avoidable under state or federal law, then Senior Agent or such Senior Creditor shall be deemed not to have ever received such payment or Proceeds for purposes of this Article Eleven in determining whether and when the payment in full in cash of the Designated Senior Debt has occurred. If this Article Eleven shall have been terminated prior to such Recovery (except as the result of the effectiveness of a plan of reorganization adopted in a Proceeding), this Article Eleven shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          Notwithstanding any other provision of this Article Eleven, Subordinated Creditors and the Trustee (1) may file a proof of claim in a Proceeding involving any Subordinated Subsidiary Guarantor, which proof of claim shall indicate such Subordinated Creditor’s subordination hereunder and (2) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditors.
          SECTION 11.13. Sale of Assets. In the event of a sale of some or all of any Subordinated Subsidiary Guarantor’s assets, whether initiated by Senior Agent and Senior Creditors (i.e., as part of a liquidation of its Liens) or by such Subordinated Subsidiary Guarantor with Senior Creditors’ consent, the Trustee agrees to release any Lien in such assets, or any of them, upon the request of Senior Agent, whether or not the Trustee (or any Subordinated Creditor) will receive any proceeds from such sale. Should the Trustee fail to do so within five (5) business days after its receipt of Senior Agent’s request, Senior Agent may, acting as the Trustee’s attorney-in-fact, do so itself in Trustee’s name. Nothing in this section shall be construed as any express or implied consent to the Trustee’s or the Subordinated Creditors’ taking, or having the benefit of, a Lien on any of any Subordinated Subsidiary Guarantor’s assets, and the Trustee hereby expressly acknowledges and agrees on behalf of the Subordinated Creditors that no Liens shall be permitted to secure any of the Subordinated Debt.
          SECTION 11.14. Benefit of Article Eleven. This Article Eleven shall constitute a continuing offer to all persons and entities who, in reliance upon such provisions, become Senior Creditors, and such provisions are made for the benefit of Senior Creditors and they may enforce such provisions. The subordination provisions of this Article Eleven are solely for the purpose of establishing the priorities of each of the Senior Creditors and the Subordinated Creditors and shall not inure to the benefit of any other person or entity except for their respective successors and assigns.
          SECTION 11.15. Acknowledgment Regarding Senior Creditor. The Trustee on behalf of the Subordinated Creditors hereby acknowledges and agrees that Senior Creditors refers to the “Lenders” and other secured parties under the Senior Loan Agreement from time to time.
          SECTION 11.16. Amendment; Amendment to Subordinated Loan Documents; Amendments to Senior Loan Documents. Neither this Article Eleven nor any of the terms hereof may be amended, waived, discharged, or terminated, unless such amendment, waiver, discharge, or termination is consented to in a writing signed by Senior Agent and the Trustee, and the parties hereto agree that, so long as any amendment, restatement, waiver, supplement, or other modification of this Article Eleven does not modify or alter any Subordinated Subsidiary Guarantor’s obligations to any Person, (a) neither any Subordinated Subsidiary Guarantors’ consent to nor execution and delivery of any such amendment, restatement, waiver, supplement, or other modification of this Article Eleven shall be required and (b) failure to provide any notice to any Subordinated Subsidiary Guarantor of any amendment, restatement, waiver, supplement, or other modification of this Article Eleven shall not affect the validity or enforceability thereof; provided, that if any amendment, restatement, waiver, supplement or other modification of this Article Eleven modifies or alters any Subordinated Subsidiary Guarantor’s obligations to any Person, then such amendment, restatement, waiver, supplement or other modification shall not be effective as against such Subordinated Subsidiary Guarantor unless agreed or acknowledged in writing by such Subordinated Subsidiary Guarantor. The Senior Creditors and Senior Agent shall have the right, without notice to the Trustee or any Subordinated Creditor, to amend, restate, supplement, or otherwise modify the Senior Loan Documents, in accordance with the terms thereof, including any extensions or shortening of time of payments (even if such shortening causes any Designated Senior Debt to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, any increase in the amount of the Designated Senior Debt, any increase in any commitment to lend under the Senior Loan Agreement, any release of any collateral securing the Designated Senior Debt or the release of any guarantor guaranteeing the Designated Senior Debt, and any change to the conditions that must be satisfied before any Subordinated Subsidiary Guarantor may make any payment on any of the Subordinated Debt, and the Subordinated Creditors consent and agree to each and every such amendment, restatement, supplement, modification, or release without notice thereof, provided, however, that no such consent or agreement shall constitute any consent or agreement to any amendment, restatement, supplement, modification, or release of this Indenture.

          SECTION 11.17. Rights of Trustee and Paying Agent. The Trustee in its individual or any other capacity shall be entitled to hold Designated Senior Debt of any Subordinated Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Designated Senior Debt of any Subordinated Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Designated Senior Debt; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.
          SECTION 11.18. Distribution or Notice to Senior Agent. Whenever any Person is to make a distribution or give a notice to holders of Designated Senior Debt of any Subordinated Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to the Senior Agent.
          SECTION 11.19. Article Eleven Not To Prevent Events of Default. The failure to make a payment pursuant to a Subordinated Subsidiary Guaranty by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of a Default.
          SECTION 11.20. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article Eleven, the Trustee and the Subordinated Creditors shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Subordinated Creditors or (c) upon the Senior Agent for the holders of Designated Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Debt and other indebtedness of such Subordinated Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Debt of any Subordinated Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Eleven, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Debt of such Subordinated Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Eleven, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Eleven.
          SECTION 11.21. Trustee To Effectuate Subordination. Each Subordinated Creditor by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Designated Senior Debt of any Subordinated Subsidiary Guarantor as provided in this Article Eleven and appoints the Trustee as attorney-in-fact for any and all such purposes.
          SECTION 11.22. Trustee Not Fiduciary for Holders of Designated Senior Debt of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Issuers or any other Person, money or assets to which any holders of such Designated Senior Debt shall be entitled by virtue of this Article Eleven or otherwise.
          SECTION 11.23. Reliance by Holders of Designated Senior Debt of Subordinated Subsidiary Guarantors on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Debt of any Subordinated Subsidiary Guarantor, whether such Designated Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated Senior Debt and such holder of Designated Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Debt.
ARTICLE TWELVE
Miscellaneous
          SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
          SECTION 12.02. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
     If to the Issuers, the Parent or any other Guarantor:
Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
c/o Aviv REIT, Inc.
303 West Madison Street, Suite 2400
Chicago, IL 60606

Facsimile: (312) 855-1684
Attention: Craig M. Bernfield, President and Chief Executive Officer
with a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Facsimile: (312) 853-7036
Attention: Robert L. Verigan
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Department
Telephone: 312-827-8500
Facsimile: 312-827-8542
          Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
          The Trustee agrees to accept and act upon instructions or directions of the Issuers pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received prior to or in connection with such instructions an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 12.03. Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guaranties. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).
          SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:
     (1) an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an officer or officers of either Issuer or any Guarantor (including an Officer’s Certificate) stating that the information with respect to such factual matters is in the possession of such Issuer or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 12.06. Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.
          SECTION 12.07. Legal Holidays. If a Payment Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
          SECTION 12.08. Governing Law; Waiver of Jury Trial. This Indenture, the Notes and the Guaranties will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTIES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Parent, the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 12.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in this Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
          SECTION 12.11. Successors. All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guaranties shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
          SECTION 12.12. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.
          SECTION 12.13. Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
          SECTION 12.14. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
          SECTION 12.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as Issuer

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV HEALTHCARE CAPITAL CORPORATION, as Issuer

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV REIT, INC., as Parent and a Guarantor

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV OP LIMITED PARTNER, L.L.C. and
AVIV ASSET MANAGEMENT, L.L.C.,
as Subsidiary Guarantors

By: Aviv Healthcare Properties Limited Partnership, their sole member

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
Indenture

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., as a Subsidiary Guarantor

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV FINANCING I, L.L.C.,
AVIV FINANCING II, L.L.C.,
AVIV FINANCING III, L.L.C.,
AVIV FINANCING IV, L.L.C. and AVIV FINANCING V, L.L.C., as Subsidiary Guarantors

By: Aviv Healthcare Properties Operating Partnership I, L.P., their sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
Indenture

SKAGIT AVIV, L.L.C., as a Subsidiary Guarantor

By: Aviv Financing II, L.L.C., its sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

The entities listed on Schedule B hereto, as Subsidiary Guarantors

By: Aviv Financing I, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
Indenture

The entities listed on Schedule C hereto, as Subsidiary Guarantors

By: Aviv Financing III, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:	/s/ Mary Callahan
	Name:	Mary Callahan
	Title:	Vice President

Indenture

Schedule A
Annualized Rents — 12/31/2010

G/L Entity		Facility Name	Operator	State	12/10 Rent	Annualized		Notes

COG111	1	Ogden (aka Lomond Peak)	24/7	UT	$44,808.87	$537,706.44

CBI159	2	Helia of Belleville (fka Willow Creek)	Bridgemark	IL	$49,172.71	$590,072.52
CEY100	3	Hillside	Bridgemark	IL	$29,656.50	$355,878.00
CFF170	4	Four Fountains	Bridgemark	IL	$61,988.63	$743,863.56
CXI096	5	Helia of Zion (fka Arbor View)	Bridgemark	IL		$—
CCR019	6	Helia of Olney (fka Richland)	Bridgemark	IL		$—
CCR015	7	Helia of Rolla (fka Heritage Park)	Bridgemark	MO	$131,493.50	$1,577,922.00

CBH001	8	Brighten at Ambler	Brighten	PA	$292,171.86	$3,506,062.32
CBH003	9	Brighten at Bryn Mawr	Brighten	PA		$—
CBH004	10	Brighten at Julia Ribaudo	Brighten	PA		$—
CBH005	11	Brighten at Medford	Brighten	MA		$—

CAS009	12	Casa Real	Cathedral Rock	NM	$73,110.94	$877,331.28
CCY011	13	Clayton	Cathedral Rock	NM	$20,184.18	$242,210.16
CHO012	14	Country Cottage	Cathedral Rock	NM	$30,442.03	$365,304.36
CKA006	15	Austin (aka South Congress)	Cathedral Rock	TX	$61,537.55	$738,450.60
CKA013	16	Dove Hill (fka Forrest Ridge)	Cathedral Rock	TX	$58,986.29	$707,835.48
CNB008	17	Bloomfield	Cathedral Rock	NM	$44,849.15	$538,189.80
CNE014	18	Espanola Valley	Cathedral Rock	NM	$62,232.21	$746,786.52
CNL021	19	Sunshine Haven at Lordsburg	Cathedral Rock	NM	$36,477.39	$437,728.68
CNS020	20	Silver City	Cathedral Rock	NM	$51,860.17	$622,322.04
CRA017	21	Raton	Cathedral Rock	NM	$32,071.73	$384,860.76
CRR018	22	Red Rocks	Cathedral Rock	NM	$37,893.22	$454,718.64

CPR023	23	Prescott Manor	Concepts	AR	$17,408.00	$208,896.00
CST024	24	Star City	Concepts	AR	$9,210.47	$110,525.64

CAR171	25	Brookside	ConvaCare	AR	$201,244.53	$2,414,934.36
CAR172	26	Skilcare	ConvaCare	AR		$—
CAR173	27	Stoneybrook	ConvaCare	AR		$—
CAR174	28	Trumann	ConvaCare	AR		$—
CCH025	29	Chenal Heights	ConvaCare	AR	$99,812.83	$1,197,753.96
CHS160	30	Fountain Lake	ConvaCare	AR	$105,376.92	$—	A
CLR177	31	Little Rock	ConvaCare	AR		$—
CNA026	32	Northridge	ConvaCare	AR	$37,141.79	$445,701.48
CSE161-162	33-34	Byrd Haven	ConvaCare	AR	$13,191.21	$158,294.52
CWA027	35	Woodland Hills	ConvaCare	AR	$44,738.97	$536,867.64

CHI028	36	Highland	Covenant Care	IL	$35,373.75	$424,485.00
COM029	37	Nebraska	Covenant Care	NE	$59,385.60	$712,627.20

CAL040	38	Heritage Villa	Daybreak	TX	$15,775.23	$189,302.76
CAL054	39	Wellington Oaks	Daybreak	TX	$27,080.80	$324,969.60
CBO032	40	Bonham	Daybreak	TX	$9,524.43	$114,293.16
CBS049	41	Seven Oaks	Daybreak	TX	$20,233.00	$242,796.00
CCM030	42	Birchwood	Daybreak	TX	$25,598.89	$307,186.68
CCM050	43	Smith	Daybreak	TX	$14,627.93	$175,535.16
CCT035	44	Columbus	Daybreak	TX	$19,009.31	$228,111.72
CDT036	45	Denison	Daybreak	TX	$22,333.26	$267,999.12
CFA037	46	Falfurrias	Daybreak	TX	$11,555.08	$138,660.96
CHU042	47	Houston	Daybreak	TX	$28,728.94	$344,747.28
CKA031	48	Blanco Villa	Daybreak	TX	$48,739.50	$584,874.00
CKA038	B				$9,248.64	$110,983.68	B
CKA039	49	Garland	Daybreak	TX	$22,166.87	$266,002.44
CKA041	50	Hillcrest	Daybreak	TX	$21,572.31	$258,867.72
CKA045	51	Mansfield	Daybreak	TX	$31,873.13	$382,477.56
CKA055	52	Westridge	Daybreak	TX	$30,116.35	$361,396.20
CKT044	53	Kleburg County	Daybreak	TX	$39,739.56	$476,874.72
CMA034	54	Clifton	Daybreak	TX	$41,250.81	$495,009.72
CMN033	55	Brownwood	Daybreak	TX	$31,740.07	$380,880.84
CMN043	56	Irving	Daybreak	TX	$23,202.05	$278,424.60
CMV052	57	Terry Haven	Daybreak	TX	$22,692.65	$272,311.80
COC051	58	Stanton	Daybreak	TX	$18,166.05	$217,992.60
COC053	59	Valley Mills	Daybreak	TX	$17,048.14	$204,577.68
COR047	60	Orange Villa	Daybreak	TX	$31,033.12	$372,397.44
COR048	61	Pinehurst	Daybreak	TX	$30,756.06	$369,072.72
CWH056	62	Wheeler	Daybreak	TX	$35,748.29	$428,979.48
CWN046	63	North Pointe	Daybreak	TX	$49,924.81	$599,097.72
CWT057	64	Willis	Daybreak	TX	$26,706.20	$320,474.40
COC108	65	Carrizo Springs	Daybreak	TX	$19,349.54	$232,194.48

A-1

G/L Entity		Facility Name	Operator	State	12/10 Rent	Annualized		Notes

CMR058	66	Harrisonville Healthcare (fka ABC)	Benchmark	MO	$153,021.00	$1,836,252.00
CMR059	67	BHC Harrisonville (fka Camden)	Benchmark	MO		$—
CMR060	68	BHC Raytown (fka Cedar Valley)	Benchmark	MO		$—
CMR061	69	Monett	Benchmark	MO		$—
CMR062	70	Lee's Summit (fka White Ridge)	Benchmark	MO		$—
CSO102	71	Greenville	Benchmark	MO		$—
CSO101	72	Portageville	Benchmark	MO	$100,722.91	$1,208,674.92
CSO103	73	Senath	Benchmark	MO		$—
CSO104	74	Senth South	Benchmark	MO		$—

CHK063	75	Hutchinson	Deseret	KS		$—
CHK176	76	McPherson	Deseret	KS	$68,164.02	$817,968.24
CAY101	77	Arma	Deseret	KS	$60,000.00	$720,000.00
CAY102	78	Yates	Deseret	KS		$—
CWE101	79	Wellington	Deseret	KS		$—

CBU065	80	Burton	Eagle	WA	$15,667.43	$188,009.16
CSG059		Skagit Aviv				$—
CCL066	81	Clarkston	Eagle	WA	$76,978.18	$923,738.16
CCM070	82	Highland Terrace	Eagle	WA	$43,428.31	$521,139.72
CCV067	83	Columbia View	Eagle	WA	$16,117.31	$193,407.72
CID073	84	The Orchards	Eagle	ID	$41,986.45	$503,837.40
CKN069	85	Grandview	Eagle	WA	$34,595.41	$415,144.92
CKN071	86	Hillcrest Manor	Eagle	WA	$35,012.30	$420,147.60
COI072	87	Menlo Park	Eagle	OR	$25,191.32	$302,295.84
CRW068 & 76	89-90	Richland & Eagle Ass. Liv.	Eagle	WA	$91,232.30	$1,094,787.60

CCA162	91	Arvin	Evergreen	CA	$612,127.72	$7,345,532.64
CCA163	92	Bakersfield	Evergreen	CA		$—
CCA164	93	Lakeport	Evergreen	CA		$—
CCA165	94	New Hope	Evergreen	CA		$—
CCA166	95	Olive Ridge	Evergreen	CA		$—
CCA167	96	Twin Oaks	Evergreen	CA		$—
CCA168	97	Health & Rehab	Evergreen	OR		$—
CCA169	98	Kitsap (fka Bremerton)	Evergreen	WA		$—
CCA170	99	Petaluma	Evergreen	CA	$110,379.21	$1,324,550.52
CCA171	100	Mountain View	Evergreen	NV		$—
CFR082 - 83	101-102	Milton-Freewater & Oregon Ret.	Evergreen	OR	$60,526.00	$726,312.00
CMT081	103	Hot Springs	Evergreen	MT	$12,895.53	$154,746.36
CMT084-85	104	Polson	Evergreen	MT	$5,423.43	$65,081.16
CWO086	105	The Dalles	Evergreen	OR	$27,569.78	$330,837.36
CWO087	106	Vista	Evergreen	OR	$28,723.96	$344,687.52
CWO088	107	Whitman	Evergreen	WA	$45,395.81	$544,749.72

CFO090	108	Fountain Ret. Hotel	Fountain	AZ	$19,000.00	$228,000.00

CCM093	109	Belmont	Health Dimensions	WI	$20,259.16	$243,109.92

CCP095	110	Pepin Manor	Heyde	WI	$21,492.94	$257,915.28
CCW094	111	Columbus	Heyde	WI	$30,746.85	$368,962.20

CEF099	112	Evergreen	HI Care	IL	$41,872.16	$502,465.92
CEM098	113	Douglas	HI Care	IL	$32,500.02	$390,000.24
CSA097	114	Doctors	HI Care	IL	$55,294.02	$663,528.24
CCR007	115	Grand River (fka Blanchette Place)	HI Care	MO	$119,515.17	$1,434,182.04
CCR010	116	Willowbrooke (fka Cathedral Gardens)	HI Care	MO	$79,676.98	$956,123.76
CCR016	117	Wildwood (fka Oak Forest)	HI Care	MO	$43,822.60	$525,871.20

CHH102	118	Canterbury Villa of Cisco	Homestead	TX		$—
CHH101	119	Canterbury Villa of Baird	Homestead	TX	$54,063.84	$648,766.08
CHH103	120	Canterbury Villa of Hillsboro	Homestead	TX		$—
CHH104	121	Collinsville	Homestead	TX		$—
CHH105	122	Heritage Manor of Gorman	Homestead	TX		$—
CHH106	123	Itasca	Homestead	TX		$—

CBE109	124	Shuksan	JK&L (fka Hope Care)	WA	$42,484.39	$509,812.68
CSJ108	125	San Juan	JK&L (fka Hope Care)	WA	$34,783.94	$417,407.28

CK2116	126	Ashford Hall	Lion	TX	$72,167.00	$866,004.00

COL150	127	Oakhill Springs (fka High Street)	LTP Generations	CA	$12,855.26	$154,263.12
COL151	128	Oakgrove Springs (fka MacArthur)	LTP Generations	CA	$15,484.74	$185,816.88

CNW101	129	Norwalk	Maplewood	CT	$151,713.54	$—	C
COF101	130	Orange	Maplewood	CT	$126,855.84	$1,522,270.08

CFL112	131	Hidden Hills (fka Florence Hghts)	Markleysburg	NE	$33,575.00	$402,900.00

A-2

G/L Entity		Facility Name	Operator	State	12/10 Rent	Annualized		Notes

CPE117	132	Westview Manor of Peabody	Markleysburg	KS	$10,723.70	$128,684.40
CHA101	133	Hidden Acres	Markleysburg	TN	$31,251.89	$375,022.68
CYU122	134	Carrington	Markleysburg	VA	$45,833.33	$549,999.96
CGB101	135	Great Bend	Markleysburg	KS	$45,833.00	$549,996.00

CCP022	136	Countryside	Orion	MI	$25,000.00	$300,000.00

CAF080	137	La Estancia	Preferred Care	AZ	$75,765.55	$909,186.60
CSM077	138	Sun City	Preferred Care	AZ	$60,337.73	$724,052.76
CSM078	139	Mesa Christian Res.	Preferred Care	AZ	$5,525.45	$66,305.40
CSM079	140	Mesa Christian	Preferred Care	AZ	$87,066.09	$1,044,793.08

CBN118	141	Orchard Grove Ext. Care	Prestige	MI	$39,247.65	$470,971.80
						$—
CGI091	142	Gilmer	RAMM	TX	$45,360.42	$544,325.04

CAV092	143	Good Samaritan	Ridgecrest	OH	$99,612.65	$1,195,351.80
CMI110	144	Faribault Commons	Ridgecrest	MN	$78,601.41	$943,216.92	D
CMI113	145	Owatonna Commons	Ridgecrest	MN		$—
CMI114	146	Willmar Commons	Ridgecrest	MN		$—
CMO064	147	Ontario Commons	Ridgecrest	OH	$16,615.21	$199,382.52

CBH002	148	Broomall Manor	Saber	PA	$72,512.72	$870,152.64
COA122	149	Blue Ash	Saber	OH	$219,303.21	$2,631,638.52
COA124	150	West Chester	Saber	OH		$—
COA126	151	Wilmington	Saber	OH		$—
CSF123	152	Lexington	Saber	MO	$34,041.12	$408,493.44

CID119	153	Magic Valley Manor	Safe Haven / Carefix	ID	$16,058.33	$192,699.96

CID134	154	Payette	Sun	ID	$29,419.45	$353,033.40
CMA128	155	Broadway	Sun	MA	$9,198.81	$110,385.72
CMA129	156	Colonial Heights	Sun	MA	$21,835.63	$262,027.56
CMA130	157	Fall River	Sun	MA	$21,902.19	$262,826.28
CMA131	158	Glenwood	Sun	MA	$23,462.43	$281,549.16
CMA132	159	Hammond House	Sun	MA	$12,302.70	$147,632.40
CMA133	160	North Reading (aka Meadow View)	Sun	MA	$26,819.66	$321,835.92
CMA135	161	Quincy (aka Robbin House)	Sun	MA	$19,034.13	$228,409.56
CMA136	162	Rosewood	Sun	MA	$6,707.70	$80,492.40
CMA137	163	Sandalwood	Sun	MA	$22,025.27	$264,303.24
CMA138	164	Spring Valley	Sun	MA	$20,113.87	$241,366.44
CMA139	165	Town Manor	Sun	MA	$28,844.65	$346,135.80
CMA141	166	Wood Mill	Sun	MA	$16,125.75	$193,509.00
CMA142	167	Worcester	Sun	MA	$22,832.78	$273,993.36
CSV140	168	River Ridge (fka Twin Falls)	Sun	ID	$55,529.51	$666,354.12

CCS155	169	Sierra View	Sun Mar	CA	$29,441.42	$353,297.04
CFU145	170	Gordon Lane	Sun Mar	CA	$76,006.20	$912,074.40
CHE146	171	Heritage Manor	Sun Mar	CA	$58,183.00	$698,196.00
CCS175	172	Mission	Sun Mar	CA	$17,023.46	$204,281.52
CPV153	173	Pomona Vista	Sun Mar	CA	$25,785.75	$309,429.00
CRB154	174	Victoria (fka Rose)	Sun Mar	CA	$25,718.44	$308,621.28
CRI143	175	Ext. Care of Riverside	Sun Mar	CA	$67,500.99	$810,011.88
CSB144	176	French Park	Sun Mar	CA	$79,654.48	$955,853.76
CTU147	177	North Valley	Sun Mar	CA	$67,561.07	$810,732.84
CVR148	178	Villa Rancho Bernardo	Sun Mar	CA	$145,026.53	$1,740,318.36
CWP149	179	Country Oaks	Sun Mar	CA	$21,907.93	$262,895.16
CR2001	180	Community Care	Sun Mar	CA	$105,416.67	$1,265,000.04

CID115	181	McCall	TanaBell	ID	$14,772.01	$177,264.12

CAAM					$772.00	$9,264.00	E

			TOTALS:		$7,240,297.79	$83,260,781.52	F

Notes:

A	Hot Springs is included in the building count. Revenue is recognized as a capital lease and is therefore included in Interest Income for reporting purposes.

B	The Forest Hill building was closed; however, per the lease agreement, the tenant is still required to pay rent.

C	Norwalk building was purchased on 12/30/10, but is under renovation. No rent until June 2012.

D	Reflects annualized rent of operator as of 12/31/10 (Prentice Thompson). Property was transititioned on 1/1/11 to Deseret

E	Aviv Asset Management receives minimal rent on office space rented within our offices.

F	Total annualized rents as of 12/31/10 reflects certain lease escalators that became effective in the fourth quarter of 2010.

A-3

SCHEDULE B
Alamogordo Aviv, L.L.C.
Arkansas Aviv, L.L.C.
Arma Yates, L.L.C.
Aviv Foothills, L.L.C.
Aviv Liberty, L.L.C.
Avon Ohio, L.L.C.
Belleville Illinois, L.L.C.
Bellingham II Associates, L.L.C.
Benton Harbor, L.L.C.
BHG Aviv, L.L.C.
Bonham Texas, L.L.C.
Burton NH Property, L.L.C.
California Aviv Two, L.L.C.
California Aviv, L.L.C.
Camas Associates, L.L.C.
Casa/Sierra California Associates, L.L.C.
Chenal Arkansas, L.L.C.
Chippewa Valley, L.L.C.
Clarkston Care, L.L.C.
Clayton Associates, L.L.C.
Colonial Madison Associates, L.L.C.
Columbia View Associates, L.L.C.
Columbus Texas Aviv, L.L.C.
Columbus Western Avenue, L.L.C.
Commerce Nursing Homes, L.L.C.
CR Aviv, L.L.C.
Denison Texas, L.L.C.
Effingham Associates, L.L.C.
Elite Mattoon, L.L.C.
Elite Yorkville, L.L.C.
Falfurrias Texas, L.L.C.
Florence Heights Associates, L.L.C.
Fountain Associates, L.L.C.
Four Fountains Aviv, L.L.C.
Freewater Oregon, L.L.C.
Fullerton California, L.L.C.
Giltex Care, L.L.C.
Great Bend Property, L.L.C.

Heritage Monterey Associates, L.L.C.
HHM Aviv, L.L.C.
Highland Leasehold, L.L.C.
Hobbs Associates, L.L.C.
Hot Springs Aviv, L.L.C.
Houston Texas Aviv, L.L.C.
Hutchinson Kansas, L.L.C.
Idaho Associates, L.L.C.
Karan Associates Two, L.L.C.
Karan Associates, L.L.C.
KB Northwest Associates, L.L.C.
Kingsville Texas, L.L.C.
Manor Associates, L.L.C.
Mansfield Aviv, L.L.C.
Massachusetts Nursing Homes, L.L.C.
Minnesota Associates, L.L.C.
Missouri Associates, L.L.C.
Missouri Regency Associates, L.L.C.
Montana Associates, L.L.C.
Mt. Vernon Texas, L.L.C.
Newtown ALF Property, L.L.C.
N.M. Bloomfield Three Plus One Limited Company
N.M. Espanola Three Plus One Limited Company
N.M. Lordsburg Three Plus One Limited Company
N.M. Silver City Three Plus One Limited Company
Northridge Arkansas, L.L.C.
Oakland Nursing Homes, L.L.C.
October Associates, L.L.C.
Ogden Associates, L.L.C.
Ohio Aviv, L.L.C.
Omaha Associates, L.L.C.
Orange ALF Property, L.L.C
Orange, L.L.C.
Oregon Associates, L.L.C.
Peabody Associates, L.L.C.
Pomona Vista L.L.C.
Prescott Arkansas, L.L.C.
Raton Property Limited Company

Red Rocks, L.L.C.
Richland Washington, L.L.C.
Riverside Nursing Home Associates, L.L.C.
Rose Baldwin Park Property L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, L.L.C.
Santa Ana-Bartlett, L.L.C.
Santa Fe Missouri Associates, L.L.C.
Savoy/Bonham Venture, L.L.C.
Searcy Aviv, L.L.C.
Skyview Associates, L.L.C.
Southeast Missouri Property, L.L.C.
Star City Arkansas, L.L.C.
Sun-Mesa Properties, L.L.C.
Tujunga, L.L.C.
VRB Aviv, L.L.C.
Washington-Oregon Associates, L.L.C.
Watauga Associates, L.L.C.
West Pearl Street, L.L.C.
Wheeler Healthcare Associates, L.L.C.
Willis Texas Aviv, L.L.C.
Woodland Arkansas, L.L.C.
Xion, L.L.C.
Yuba Aviv, L.L.C.

SCHEDULE C
Chatham Aviv, L.L.C.
Hidden Acres Property, L.L.C.
Monterey Park Leasehold Mortgage, L.L.C.
Norwalk ALF Property, L.L.C.
Wellington Leasehold, L.L.C.

C-1

EXHIBIT A
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
AVIV HEALTHCARE CAPITAL CORPORATION
7 3/4% Senior Notes due 2019
CUSIP No.
No. [          ] $[                    ]
          AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, and AVIV HEALTHCARE CAPITAL CORPORATION, a Delaware corporation (the “Issuers”), for value received promise to pay to Cede & Co., or its registered assigns, the principal sum of [                    ] DOLLARS [or such other amount as is provided in a schedule attached hereto]a on February 15, 2019.
          Interest Payment Dates: February 15 and August 15, commencing August 15, 2011.
          Record Dates: February 1 and August 1.
          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.
Dated:

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, AVIV HEALTHCARE CAPITAL CORPORATION, as Issuers,

by

Name:
Title:

[a]	This language should be included only if the Note is issued in global form.

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 7¾% Senior Notes due 2019 described in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By

Authorized Signatory

(Reverse of Note)
7¾% Senior Notes due 2019
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          SECTION 1. Interest. Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware corporation (the “Issuers”), promise to pay interest on the principal amount of this Note at 7.750% per annum from February 4, 2011, until maturity. The Issuers will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing August 15, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 4, 2011. The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; the Issuers shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. [As more fully set forth therein, the Registration Rights Agreement provides that the Issuers will pay Additional Interest to each Holder under certain circumstances. All accrued Additional Interest shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates that correspond to Interest Payment Dates for the Notes. All references in this Note to interest shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement.]a
          SECTION 2. Method of Payment. The Issuers will pay interest on the Notes to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

[a]	To be removed from the Exchange Note.

          SECTION 3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuers or any of their Subsidiaries may act in any such capacity.
          SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of February 4, 2011 (“Indenture”) by and among the Issuers, Aviv REIT, Inc., a Maryland corporation, the other Guarantors and the Trustee. Subject to the terms of the Indenture, the Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          SECTION 5. Optional Redemption. Except as set forth in Section 6 hereof, the Issuers are not entitled to redeem any Notes prior to February 15, 2015. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on and after February 15, 2015, upon not less than 30 days’ nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Percentage
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%
          Prior to February 15, 2015, the Issuers will be entitled, at their option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
          SECTION 6. Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to February 15, 2014, the Issuers are entitled, at their option, to use an amount equal to all or a portion of the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (together with any Additional Notes) issued under the Indenture at a redemption price of 107.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:
     (1) at least 65% of the principal amount of Notes originally issued under the Indenture remains outstanding immediately after such redemption; and
     (2) the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.
          SECTION 7. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first class mail or as otherwise provided in accordance with the procedures of the Depository at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.
          SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursaunt to Section 9 hereof shall not be deemed a redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
          The Issuers are, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.
          SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties as provided in the Indenture.
          SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (7) and (8) of Section 6.01 of the Indenture that occurs with respect to the Parent or the Issuers), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately in accordance with the provisions of Section 6.02 of the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (7) or (8) of Section 6.01 of the Indenture, with respect to the Parent or the Issuers, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05 of the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) and (2) of the Indenture.
          SECTION 14. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article Four of the Indenture.
          SECTION 15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in the Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
          SECTION 16. Guaranties. This Note will be entitled to the benefits of certain Guaranties made for the benefit of the Holders. Reference is hereby made to the

Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
          SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          SECTION 19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders will have the rights set forth in the Registration Rights Agreement dated as of February 4, 2011, among the Issuers, the Guarantors and the other parties named on the signature pages thereof [or, in the case of Additional Notes (if applicable), Holders of such Additional Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of such Additional Notes]. The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.a
          SECTION 20. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

[a]	This Section not to appear on Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint _____________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
          In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:
[Check One]
(1) ______	to the Issuers or a subsidiary thereof; or

(2) ______	to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ______	outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ______	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) ______	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):
          ☐ The transferee is an Affiliate of the Issuers.
          Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:
          Section 4.07 [          ]                    Section 4.11 [          ]
          If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof):
$___________

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTEa
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

			Principal Amount of	Signature of
	Amount of decrease in	Amount of increase in	this Global Note	authorized officer of
	Principal Amount of	Principal Amount of	following such decrease	Trustee of Note
Date of Exchange	The Global Note	this Global Note	(or increase)	custodian

[a]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF LEGENDS
          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuers and the Holder thereof or if such legend is no longer required by Section 2.16(e) of the Indenture:
          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
          Each Global Note authenticated and delivered hereunder shall also bear the following legend:

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          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.
          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

B-2

EXHIBIT C
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S
[          ], [     ]
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Department
Facsimile: 312-827-8542

Re:	Aviv Healthcare Properties Limited Partnership, and Aviv Healthcare Capital Corporation (the “Issuers”) 7 3/4% Senior Notes due 2019 (the “Notes”)
Ladies and Gentlemen:
          In connection with our proposed sale of $[     ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Notes was not made to a person in the United States;
     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.
          You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official

C-1

inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours [Name of Transferor]
By:
Name:
Title:

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